                                                                    EXHIBIT 10.1

                           FORM OF PURCHASE AGREEMENT

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT, dated as of November 10, 2003 (this "Agreement"), is made and entered into by and between World Airways, Inc., a Delaware corporation (the "Company"), and the person or persons identified on the signature pages and Annex A hereto (the "Investor").

                                    RECITALS

         A. The Company proposes to create and issue a new series of 8% Convertible Senior Subordinated Debentures due 2009 (the "New Debentures");

         B. The Investor desires to acquire New Debentures on the terms and conditions set forth herein;

         C. The Investor currently owns a certain principal amount of the Company's 8% Convertible Senior Subordinated Debentures due 2004 (the "Old Debentures"); and

         D. Simultaneously with the execution of this Agreement, the Company will enter into agreements with Other Investors (as defined below) to issue New Debentures pursuant to agreements substantially similar to this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. PURCHASE OF NEW DEBENTURES

         1.1 Purchase. Subject to the terms and conditions hereof, the Investor agrees to purchase New Debentures at the Closing (as defined below) in the principal amount set forth opposite the Investor's name on Annex A hereto in exchange for either (i) cash or (ii) an equivalent principal amount of Old Debentures, as set forth opposite the Investor's name on Annex A hereto. Upon tender of any Old Debentures at Closing, the Company shall pay to the Investor cash in an amount equal to the accrued and unpaid interest on the Old Debentures to the Closing Date. Simultaneously with the execution of this Agreement, the Company is executing other purchase agreements substantially similar to this Agreement (the "Other Agreements") with other investors (the "Other Investors" and, together with the Investor hereunder, the "Investors"). The aggregate principal amount of the New Debentures to be issued to the Investors is Twenty-Five Million Five Hundred Forty-Five Thousand Dollars ($25,545,000). The aggregate consideration to be paid for the New Debentures by the Investors by way of purchase or exchange is Twenty-Five Million Five Hundred Forty-Five Thousand Dollars ($25,545,000).

         1.2 Terms of New Debentures; Indenture. The New Debentures will be issued pursuant to an Indenture (the "Indenture") to be dated as of the Closing Date, in form and substance substantially as set forth in Annex C attached hereto, between the Company and a nationally recognized bank or trust company to be selected by the Company, as trustee (the "Trustee").

         1.3 Registration Rights. The New Debentures will be subject to the registration rights set forth in a registration rights agreement between the Company and the Investor signatory hereto, dated as of Closing Date, and in form and substance substantially as set forth in Annex D attached hereto (the "Registration Rights Agreement"). The Company and the Other Investors will enter into substantially identical agreements (the "Other Registration Rights Agreements").

         SECTION 2. CLOSING.

         2.1 Closing. Upon satisfaction of the conditions set forth in Sections 6.1 and 6.2, the closing of the transactions contemplated hereby shall take place at the offices of Latham & Watkins LLP, 633 West Fifth Street, Los Angeles, CA 90071, on December 15, 2003 (the "Closing Date"), or at such other time and place as the parties may agree (the "Closing").

         2.2 Delivery at the Closing. Deliveries of certificates for the New Debentures shall be made at the Closing by the Company in exchange for deliveries of certificates of the Old Debentures by the Investor. Certificates for the New Debentures shall be in such denominations as the Investor may request in writing at least two business days prior to the Closing Date. The Company shall make payment for any accrued and unpaid interest on the Old Debentures to the Closing Date via wire transfer of immediately available funds contemporaneous with the Closing to the Investor at the address provided to the Company by such Investor at least one business day prior to the Closing.

         SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as follows:

         3.1 SEC Reports. The Company has timely filed all reports required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof (the "SEC Reports") since January 1, 2000. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. None of the SEC Reports as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent corrected, updated, modified or superceded by a subsequently filed SEC Report).

         3.2 Financial Statements. The financial statements of the Company included in the SEC Reports (including the related notes and supporting schedules) (a) complied as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) have been prepared
(i) in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the SEC), (ii) on a consistent basis for all periods presented (except as may be indicated in the notes thereto), and (iii) in accordance with the books and records of the Company, (c) are complete and correct in all material respects, and (d) fairly present in all material respects the financial condition of the Company as at said dates, and the results of operations and cash flows for the periods stated subject, in the case of unaudited statements, to normal year-end adjustments, none of which are expected to be material.

         3.3 No Material Adverse Change in Business. Since June 30, 2003, except as disclosed in SEC Reports filed prior to the date hereof, there has not been (A) any material adverse change in the condition, financial or otherwise, or in the revenues, earnings, business or prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries considered as a whole, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock other than regular quarterly dividends on the Company's Common Stock.

         3.4 Due Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted and to enter into and perform its obligations under this Agreement, the Indenture, the New Debentures and the Registration Rights Agreement; the Company is duly qualified or registered as a foreign corporation and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

         3.5 Due Organization and Good Standing of Significant Subsidiaries. Each subsidiary of the Company that is a "significant subsidiary" (as defined in Section 1-02 of Regulation S-X, a "Significant Subsidiary") has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of its jurisdiction of organization (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), with all requisite power and authority to own, lease and operate its properties and to conduct its business as being conducted; and each Significant Subsidiary is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

         3.6 Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right (collectively, "Liens") other than Liens in favor of Wells Fargo Foothill, Inc. ("Foothill") in connection with the Loan and Security Agreement dated as of December 12, 2002 (the "Foothill Facility") between the Company and Foothill; and none of the issued and outstanding capital stock or other equity interests of the Company or any of its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party. All of the outstanding capital stock and other securities of the Company issued within the previous twelve months have been issued in accordance with all applicable securities laws.

         3.7 Capitalization. The authorized, issued and outstanding capital stock and long-term indebtedness of the Company is as set forth in Schedule 3.7 attached hereto, as of the dates set forth on such schedule; and there has not been (A) any subsequent issuance of capital stock of the Company, except for subsequent issuances, if any, pursuant to any outstanding securities or benefit or compensation plans described in the SEC Reports or (B) any subsequent increase exceeding five percent of the amount shown under the heading "Other long-term liabilities", if any, in the outstanding principal amount of other long-term liabilities.

         3.8 Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions") and except that enforcement of rights to indemnification and contribution contained herein may be limited by applicable federal or state laws or the public policy underlying such laws. Each of the Indenture, the New Debentures and the Registration Rights Agreement has been duly authorized, and when executed and delivered by the Company upon the Closing Date will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by the Enforceability Exceptions and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

         3.9 Not an Investment Company. The Company and each of its subsidiaries has conducted, and as of the date hereof intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and the Rules and Regulations thereunder.

         3.10 Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, bylaws or other organizational documents, as the case may be; none of the other subsidiaries of the Company are in violation of their respective charter, bylaws or other organizational documents, as the case may be, in any material respect; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of their respective properties or assets is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company, the issuance, sale and delivery of the New Debentures, the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement, and compliance by the Company with the terms of this Agreement, the Indenture, the Registration Rights Agreement and the New Debentures, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults or Liens that, singularly or in the aggregate, would not result in a Material Adverse Effect and that would not
(i) jeopardize the Company's ability to consummate the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement or (ii) impair or adversely affect the enforceability of this Agreement, the Indenture or the Registration Rights Agreement against the Company, nor will any of the foregoing result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or any violation by the Company or any of its subsidiaries of any applicable laws, statutes, rules, regulations, judgments, orders, writs or decrees of any government, governmental authority, agency or instrumentality or court (collectively, "Governmental Entities").

         3.11 Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, has been threatened, and the Company has not received written notice of any existing or threatened labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

         3.12 Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any governmental entity, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which is not disclosed in the SEC Reports and which would reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement or the performance by the Company of its obligations hereunder, thereunder or under the New Debentures; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

         3.13 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity is necessary or required for the execution, delivery or performance by the Company of its obligations under this Agreement, the Indenture, the New Debentures, the Registration Rights

Agreement, or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except
(i) the consent of Foothill pursuant to the Foothill Facility, (ii) stockholder approval for the issuance of the New Debentures under Nasdaq Stock Market rules, and (iii) as may be required under the federal securities laws and the securities laws of the various states and foreign jurisdictions in connection with the issuance of the New Debentures or with respect to the Company's obligations under the Registration Rights Agreement.

         3.14 Possession of Licenses and Permits. Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now conducted by them, except where the failure to possess any such Governmental License would not result in a Material Adverse Effect; each of the Company and its subsidiaries is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which would, singly or in the aggregate, result in a Material Adverse Effect.

         3.15 Title to Property. Each of the Company and its subsidiaries has good title to all of their respective real properties owned by them and good title to their respective personal properties owned by them, in each case free and clear of all Liens, except (i) Liens in favor of Foothill under the Foothill Facility, or (ii) as do not have a Material Adverse Effect or do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries considered as a whole; and all of the leases and subleases material to the business of the Company and its subsidiaries considered as a whole, and under which the Company or any of its subsidiaries holds properties, are in full force and effect and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except where such claims would not reasonably be expected to result in a Material Adverse Effect.

         3.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, except where the failure to own, possess or acquire any such Intellectual Property would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         3.17 No Registration. Subject to the accuracy of the representations of the Investors, and except as otherwise contemplated in the Registration Rights Agreement, it is not necessary in connection with the offer, sale and delivery of the New Debentures to the Investors in the manner contemplated by this Agreement (it being understood that the aforementioned representation shall not cover any subsequent resales of the New Debentures) to register the New Debentures under the Securities Act of 1933, as amended (the "Securities Act"), or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         3.18 Trust Indenture Act. The Indenture complies as to form in all material respects with the requirements of the 1939 Act and the rules and regulations of the SEC applicable to an indenture which is qualified thereunder.

         3.19 No General Solicitation. None of the Company or any of its "affiliates" (as such term is defined in Rule 501(b) of Regulation D of the Securities Act ("Regulation D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the New Debentures under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered into any contractual arrangement with respect to the distribution of the New Debentures, except for this Agreement and the Registration Rights Agreement and the Company will not enter into any such arrangement.

         3.20 No Integration. None of the Company or any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the New Debentures in a manner that would require the registration under the Securities Act of the New Debentures.

         3.21 Independent Auditors. KPMG LLP, who has reported upon the fiscal year 1998, fiscal year 1999, fiscal year 2000, fiscal year 2001 and fiscal year 2002 audited financial statements of the Company, is, and during the periods covered by the reports was, independent of the Company as defined under the Securities Act.

         3.22 Regulation M. The Company has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the New Debentures.

         3.23 Environmental Matters. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of or has liability under any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials"), to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, or to the restoration, reclamation of or compensation for natural resources (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         3.24 Common Stock. Except as disclosed in SEC Reports filed prior to the date hereof, the Company has not received any notice from the Nasdaq Stock Market regarding the de-listing of its Common Stock and the board of directors of the Company has not taken any action to de-list the Company's Common Stock from the Nasdaq Stock Market or to effect any stock split, reverse stock split or similar transaction relating to the Company's Common Stock.

         3.25 Authorization of Common Stock. At or prior to the Closing, the Company will have reserved for issuance the shares of Common Stock issuable upon conversion of the New Debentures. Upon their issuance in accordance with the terms of the New Debentures, the shares of Common Stock issued upon conversion of the New Debentures will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock free of all preemptive or similar rights.

         3.26 Non-public Information. Except for the transactions contemplated by this Agreement (which will be publicly disclosed within 24 hours of the date hereof), as of the date hereof the Company has disclosed to the public, in press releases or SEC Reports, any information disclosed to the Investor, orally or in writing (including information contained in any schedule to this Agreement), of which the Company's directors or officers are aware and which the Company considers to be material to the financial condition, operating results or assets of the Company or that it considers material to purchasers and sellers of the Company's Common Stock.

         3.27 Other Registration Rights Obligations. Except (i) as set forth on Schedule 3.27 attached hereto, (ii) with respect to the rights contained in the Registration Rights Agreement and the Other Registration Rights Agreements, and (iii) the rights contained in any registration rights agreement with the ATSB (as defined below), there are no contracts, agreements or other documents between the Company and any person granting such person the right to require the

Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person.

         3.28 Taxes. The Company has filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company which, if so assessed, may have a Material Adverse Effect.

         3.29 Insurance. The Company maintains insurance of the types and in amounts which it reasonably believes to be adequate for its business in such amounts and with such deductibles as is customary for companies in the same or similar business, all of which insurance is in full force and effect.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company that:

         4.1 Investment Intent. The Investor is acquiring the New Debentures pursuant to this Agreement with its own funds or property for its own account and not as a nominee or agent for the account of any other person. The Investor is purchasing the New Debentures for investment purposes and not with a view to the sale or distribution of any New Debentures in contravention of the Securities Act.

         4.2 No Public Offering. The Investor is able to bear the economic risk of its investment in the New Debentures. The Investor is aware that it must be prepared to hold the New Debentures for an indefinite period and that the New Debentures have not been, and when issued will not be, registered under the Securities Act or registered or qualified under any state securities law, on the ground that the New Debentures are being issued by the Company without any public offering within the meaning of Section 4(2) of the Securities Act. The Investor understands that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein; provided, however, that by making the representations herein, such Investor does not agree to hold any of the New Debentures for any minimum or other specific term and reserves the right to dispose of the New Debentures at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         4.3 Securities will be "Restricted Securities". The Investor understands that the New Debentures, and any shares of Common Stock issued upon any conversion thereof, will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, that the New Debentures may not be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor understands and agrees that, except as provided herein and in the Registration Rights Agreement, the Company is not under any obligation to register the New Debentures under the Securities Act. The Investor is aware that the New Debentures (and any Common Stock issued on the conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless the conditions of that Rule are met or such rule is no longer applicable. The Investor understands and agrees that the certificates representing the New Debentures and shares of Common Stock issued upon conversion thereof will bear customary legends referencing restrictions on sale, transfer or disposition thereof under the Securities Act and any applicable state securities laws.

         4.4 Accredited Investor. The Investor (or the representative of such Investor with discretionary authority to execute this Agreement on behalf of such Investor) has been advised or is aware of the provisions of Regulation D under the Securities Act relating to the accreditation of investors, and the Investor represents that it (or such representative) is an institutional "accredited investor" as defined in paragraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 of Regulation D promulgated under the Securities Act.

         4.5 Sophistication of the Investor. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment contemplated by this Agreement and has the capacity to protect its own interests. The Investor acknowledges that investment in the New Debentures is highly speculative and involves a substantial and high degree of risk of loss of the Investor's entire investment. The Investor has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk of the investment for an indefinite period of time and could afford complete loss of such investment. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to obtain additional information necessary to verify the accuracy of any information furnished to the Investor or to which the Investor had access. The Investor is not purchasing the New Debentures as a result of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any solicitation of a subscription by any person not previously known to the Investor in connection with investments in securities generally. The Investor is purchasing the New Debentures as a result of private discussions and negotiations with the Company either directly or through representatives and advisors.

         4.6 Due Organization and Good Standing of the Investor. The Investor has been duly organized and is validly existing as an entity in good standing under the laws of the state of its organization, with all requisite power and authority under such laws to enter into and perform its obligations under this Agreement and the Registration Rights Agreement.

         4.7 Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Investor, either directly or through representatives and advisors, and constitutes a valid and legally binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement is limited by the Enforceability Exceptions. Prior to the Closing, the Registration Rights Agreement will have been duly authorized, and when executed and delivered by the Investor, either directly or through representatives and advisors, upon the Closing Date will constitute a valid and legally binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except to the extent enforceability may be limited by the Enforceability Exceptions and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

         4.8 Absence of Proceedings. There is no action, suit, proceedings, inquiry or investigation before or brought by any governmental entity, now pending, or, to the knowledge of the Investor, threatened, against the Investor which could materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Investor of its obligations hereunder.

         4.9 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity is necessary or required for the execution, delivery or performance by the Investor of its obligations under this Agreement, the Registration Rights Agreement, or the consummation by the Investor of the transactions contemplated by this Agreement or the Registration Rights Agreement, except as may be required under the Federal securities laws and the securities laws of the various states and foreign jurisdictions in connection with the issuance of the New Debentures or with respect to the Investor's obligations under the Registration Rights Agreement.

         SECTION 5. COVENANTS.

         5.1 Notices of Certain Events. From the date hereof to the Closing Date, each party shall promptly notify the other party, of:

                  (i) the receipt by the Company or the Investor of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) the receipt by the Company or the Investor of any notice or other communication from any governmental entity (other than the ATSB) in connection with the transactions contemplated by this Agreement;

                  (iii) the Company or the Investor obtaining knowledge of any actions, suits, claims investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or the Investor, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

                  (iv) the Company or the Investor obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         5.2 Efforts. The Company shall cooperate and use its best efforts to take, or cause to be taken, all appropriate action required of the Company, and to make, or cause to be made, all filings required to be made by the Company necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, commercially reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company required to be obtained by the Company, and (ii) defend against and respond to any action, suit, proceeding or investigation against the Company relating to the transactions contemplated by this Agreement, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions the Company is required to fulfill with respect to the transactions contemplated hereby. The Investor shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate action required of Investor, and to make, or cause to be made, all filings required to be made by Investor necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, commercially reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with each such Purchaser required to be obtained by Investor and (ii) defend against and respond to any action, suit, proceeding or investigation against Investor relating to the transactions contemplated by this Agreement, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions Investor is required to fulfill with respect to the transactions contemplated hereby.

         5.3 Expenses. The Company shall be responsible for all of its expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery to the Investor of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the New Debentures, (ii) the preparation, issuance and delivery of the certificates for the New Debentures to the Investor, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) any rating agency fees and (v) the fees and expenses of the Trustee appointed under the Indenture, including the fees and disbursements of counsel for the Trustee. Regardless of whether the transactions contemplated by this Agreement are consummated, the Company agrees to pay and reimburse the Investors up to an amount not to exceed $80,000 (unless otherwise approved by the Company), for all out-of-pocket legal fees and expenses incurred by the Investors or their affiliates prior to the Closing, in connection with (i) the evaluation of the transactions contemplated by this Agreement, (ii) conducting the business, financial and legal due diligence investigation of the Company and (iii) negotiating and drafting any definitive documentation (including this Agreement) related to the transactions contemplated by this Agreement.

         5.4 Listing of Common Stock. The Company shall cause all shares of Common Stock issuable upon conversion of the New Debentures to be listed on the Nasdaq SmallCap Market.

         5.5 Consummation of the ATSB Loan. The Company shall use its commercially reasonable efforts to finalize and close a $30,000,000 loan facility and the related guarantee of 90% of such loan facility by the Air Transportation Stabilization Board (the "ATSB Guaranteed Loan") on terms substantially similar to those disclosed on Annex E attached hereto, prior to or concurrently with the Closing. The Company will provide the Investor with copies of the final form of documents evidencing the ATSB Guaranteed Loan as soon as practicable and, in any event, no later than three (3) business days prior to the Closing Date (subject to any reasonable and customary ATSB confidentiality restrictions).

         5.6 Notice of Redemption; Redemption of Outstanding Old Debentures. The Company agrees that on the closing date of the ATSB Guaranteed Loan, but not sooner than the receipt of the stockholder approval specified in Section 5.7 below and no later than the Closing Date, the Company shall mail, or shall have caused to be mailed, a notice of redemption complying in all respects with Section 1105 of the Indenture, dated as of August 1, 1997, between the Company and First Union National Bank, as trustee, for the redemption of all of the Company's outstanding Old Debentures. The Company shall repurchase or redeem any and all outstanding Old Debentures at the earliest practicable date, and in no event later than 45 days after the Closing.

         5.7 Stockholders' Meeting. The Company will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to obtain stockholder approval for the issuance of the New Debentures and the shares of Common Stock issuable upon conversion of the New Debentures (the "Proposed Transactions"). The Board of Directors of the Company will recommend that its stockholders vote in favor of the Proposed Transactions and will use its best efforts to solicit such approval. The Company will distribute the proxy materials seeking such approval to its shareholders, no later than ten (10) days after the date hereof, and will hold the stockholders meeting for such purpose as soon as practicable after the date hereof.

         5.8 Non-public Information. The Company shall not disclose to the Investor after the date of this Agreement and up to and including the Closing Date, orally or in writing, any information of which the Company's directors or officers are aware that has not been disclosed to the public, in press releases or SEC Reports, which the Company considers to be material to the financial condition, operating results or assets of the Company or that it considers material to purchasers and sellers of the Company's Common Stock ("Non-public Information"), without the prior written consent of the Investor acknowledging that such information to be received is Non-public Information.

         5.9 Conversion Price. In the event that the Company takes any action between the date hereof and the Closing Date that would have resulted in any adjustment in the "Conversion Price" (as defined in the Indenture) had the Indenture been executed on the date hereof, then the initial Conversion Price under the Indenture shall be appropriately modified to reflect such adjustments.

         SECTION 6. CONDITIONS TO CLOSING.

         6.1 Conditions to the Investor's Obligations to Close. The obligations of the Investor to effect the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties; Performance. The representations and warranties of the Company contained in Section 3 shall be true and correct when made and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except to the extent of changes caused by transactions contemplated herein, and except that those representations and warranties not qualified by Material Adverse Effect shall be true and correct in all material respects. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or with which it is required to have complied with on or before the Closing.

                  (b) Consents, Permits and Waivers. The Company shall have obtained any and all material consents, approvals, licenses, permits, orders, authorizations, waivers and the like required to be obtained by the Company necessary for consummation of the transactions contemplated by this Agreement.

                  (c) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to obtain damages or prohibit, alter, prevent or delay the Closing, shall have been instituted against the Company before any governmental entity and shall be pending.

                  (d) Compliance Certificate. The Company shall deliver to the Investor at the Closing a certificate signed by an executive officer of the Company stating that the Company has complied with or satisfied each of the conditions to the Investor's obligation to consummate the Closing set forth in Sections 6.1(a), (b) and (c), unless waived in writing by the Investor.

                  (e) Registration Rights Agreement. The Registration Rights Agreement and the Other Registration Rights Agreements, shall have been executed by the Company and the Other Investors, as applicable, on or prior to the Closing.

                  (f) Indenture and New Debentures. The Indenture and the New Debentures shall have been executed by the Company on or prior to such Closing and shall be, in form and substance, substantially as set forth in Annex C attached hereto.

                  (g) Opinion of Counsel. The Company shall deliver to the Investor at the Closing opinions of Powell, Goldstein, Frazer & Murphy LLP substantially in the form as set forth on Annex B.

                  (h) Legal Prohibition. The transactions contemplated hereby shall not be prohibited by any law or governmental order or regulation.

                  (i) Listing of Common Stock. The Company shall have caused all shares of Common Stock issuable upon conversion of the New Debentures to be listed on the Nasdaq SmallCap Market.

                  (j) Stockholder Approval. The Company shall have obtained stockholder approval of the issuance of the New Debentures and of the shares of Common Stock upon conversion thereof in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities.

                  (k) Transactions with Other Investors. The Company shall have satisfied all conditions necessary for the closing of the transactions with the Other Investors pursuant to the Other Agreements, which closings shall occur simultaneously with the Closing under this Agreement and will result in an aggregate issuance of $25,545,000 principal amount of New Debentures.

                  (l) ATSB Guaranteed Loan. The Company shall have finalized and closed the ATSB Guaranteed Loan and received gross proceeds thereunder of not less than $30,000,000 prior to or concurrently with the Closing. The documents evidencing the ATSB Guaranteed Loan (including the issuance of warrants to purchase the Company's Common Stock, if any) shall reflect terms relating to principal amount, term and amortization of the loan, interest rates, guarantee fees and the number and exercise price of warrants that are, in all material respects, as described on Annex E attached hereto, with any material changes to such terms which are unfavorable to the Company or to the Investors being subject to the reasonable approval of the Investors.

                  (m) Foothill Facility. The Company shall have prepaid all amounts under and shall have terminated the Foothill Facility prior to or concurrently with the Closing.

                  (n) Redemption of Outstanding Old Debentures. The Company shall have mailed, or shall have caused to be mailed, concurrently with the Closing, a notice of redemption complying in all respects with
         Section 1105 of the Indenture, dated as of August 1, 1997, between the Company and First Union National Bank, as trustee, for the redemption of all of the Company's remaining outstanding Old Debentures.

         6.2 Conditions to the Company's Obligations to Close. The obligations of the Company to effect the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties; Performance. The representations and warranties of the Investor contained in Section 4 hereof shall be true and correct on and as of the Closing, and except that those representations and warranties not qualified by Material Adverse Effect shall be true and correct in all material respects. The Investor shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in the Agreement that are required to be performed by it or with which it are required to have complied with on or before the Closing.

                  (b) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted against the Investor before any governmental entity and shall be pending.

                  (c) Legal Prohibition. The transactions contemplated hereby shall not be prohibited by any law or governmental order or regulation.

                  (d) Stockholder Approval. The Company shall have obtained stockholder approval of the issuance of the New Debentures and of the shares of Common Stock upon conversion thereof, to the extent required by applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities; provided, however, that in the absence of any such approval the Company shall, in the event that it proceeds with the closing of the ATSB Guaranteed Loan, continue to be obligated hereunder to issue the maximum principal amount of New Debentures that can be issued without such stockholder approval (ratably, based on the relative commitments of the Investors).

                  (e) Transactions with Other Investors. The Other Investors shall have satisfied all conditions necessary for the closing of the transactions with the Company pursuant to the Other Agreements, which closings shall occur simultaneously with the Closing under this Agreement and will result in an aggregate issuance of $25,545,000 principal amount of New Debentures.

                  (f) ATSB Guaranteed Loan. The Company shall have finalized and closed the ATSB Guaranteed Loan and received gross proceeds thereunder of not less than $30,000,000 prior to or concurrently with the Closing.

                  (g) Foothill Facility. The Company shall have prepaid all amounts under and shall have terminated the Foothill Facility prior to or concurrently with the Closing.

         SECTION 7. TERMINATION OF AGREEMENT.

         7.1 Termination. This Agreement may be terminated (except for provisions that expressly contemplate performance after termination) and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

                  (a) by the Investor, upon notice to the Company, if the conditions set forth in Section 6.1 shall not have been satisfied on or prior to January 31, 2004;

                  (b) by the Company, upon notice to the Investor, if the conditions set forth in Section 6.2 shall not have been satisfied on or prior to January 31, 2004;

                  (c) by the Investor (i) in the event the Company has breached any representation, warranty or covenant set forth in this Agreement which breach is not curable, or if curable is not cured within ten (10) days after receipt by the Company of written notice of such breach; (ii) if any condition to the obligation of such Investor to purchase New Debentures has become incapable of satisfaction before January 31, 2004, or (iii) if, prior to the receipt of the stockholder approval contemplated in Section 5.7, the Company enters into any agreement to issue capital stock or securities convertible into capital stock for cash or marketable securities in a transaction, or series of related transactions, which (A) would require the approval of the Company's stockholders or (B) would result in aggregate proceeds to the Company in excess of $10,000,000; or

                  (d) at any time by mutual agreement of the Company and the Investor hereunder.

         7.2 Liability. Except as otherwise provided herein, any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this

Agreement. In addition, the Company shall be responsible for the reimbursement of any expenses covered by Section 5.3 hereof which are incurred prior to the date of such termination.

         SECTION 8. INDEMNIFICATION AND CONTRIBUTION.

         8.1      Indemnification.

                  (a) The Company (the "Indemnifying Party") hereby agrees to indemnify the Investor and its agents and affiliates (collectively, the "Indemnified Parties") against, and hold them harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by them and arising out of or related to the transactions contemplated by this Agreement as a result of (i) any breach of any representation, warranty, agreement or covenant of the Company contained herein, (ii) any allegations, claims or investigations by shareholders or Governmental Entities of a breach of fiduciary duty or other misconduct by the Company's officers or directors, (iii) any other shareholder derivative actions (it being understood that Losses shall exclude any monetary loss resulting from the resale, or other decline in value, of any New Debentures or Common Stock issued upon conversion thereof and provided that such exclusion shall not prevent the Indemnified Parties from seeking indemnification or damages from the Indemnifying Party under any other applicable provision of this Agreement), other than to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to constitute either gross negligence or willful misconduct. The Indemnifying Party agrees to reimburse any Indemnified Party for all such Losses promptly after such Losses are finally judicially determined to by subject to indemnification hereunder. The obligations of the Indemnifying Party to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

                  (b)      The obligations of the Indemnifying Party under this
         Section 8.1 shall survive the termination of this Agreement; provided that the warranties and representations of the Company and the Investor contained in or made pursuant to this Agreement shall expire and terminate on the date that is eighteen (18) months following the Closing; provided further that such representations and warranties shall survive for the duration of a claim, if any, for indemnification alleging a breach of such representations or warranties that is made during such eighteen (18) months following the Closing.

                  (c) In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligation the Indemnifying Party may have to any Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has agreed in writing (other than pursuant to this Agreement) to pay such expenses; or (ii) the Indemnifying Party, after timely notice of such claim, has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party, provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Indemnifying Party agrees that it will not, without the Indemnified Parties' prior written consent (which shall not be unreasonably withheld) settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

         8.2      Contribution.

         If the indemnification provided for in Section 8.1 is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have an obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, its subsidiaries and/or any other entity or person (other than the Investor and the other Indemnified Parties) and such Indemnified Party in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8.1, any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No party guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

         SECTION 9. MISCELLANEOUS.

         9.1 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to the Investor, at the address provided for the Investor on Annex A hereto or at the most current address given by the Investor to the Company if another address is so given;

                  with a copy to:

                           Latham & Watkins LLP
                           633 West Fifth Street, Suite 4000
                           Los Angeles, CA 90071
                           Attention: Thomas C. Sadler, Esq.

                  (2)      if to the Company, at its address as follows:

                           World Airways, Inc.
                           The HLH Building
                           101 World Drive
                           Peachtree City, Georgia 30269
                           Attention: General Counsel

                  with a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, N.E., Sixteenth Floor
                           Atlanta, GA  30303
                           Attention: Gabriel Dumitrescu, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the next business day, if sent by overnight air courier guaranteeing next day delivery.

         9.2 Assignment. Neither the Company nor the Investor may assign or delegate its rights, duties or obligations under this Agreement without the prior written consent of the other party hereto. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

         9.3 Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

         9.4 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York

         9.6 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         9.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

         9.8 Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

         9.9 Confidentiality. No disclosure shall be made by the Company to any person or entity of (i) the fact that this Agreement has been entered into or (ii) the identity of the Investor, without the prior written consent of the Investor, except on a need to know basis to directors, officers, employees, agents and/or representatives of the Company who have agreed to the limitations on use imposed by this Agreement, unless in the opinion of counsel for the Company, disclosure is required to be made under applicable law, provided that, if the Company proposes to make any disclosure based upon the advice of its counsel as aforesaid, the Company will advise and consult with the Investor prior to such disclosure concerning the information it proposes to disclose. Notwithstanding the foregoing, it is understood and agreed to by the Investor that the Company intends to file a form of this Agreement, excluding from such form the identity the Investor, as an exhibit to a Form 8-K filing promptly after the date hereof and that the Company shall not be obligated to advise and consult with the Investor prior to such disclosure (such disclosures to also not include the identity of the Investor) or any other similar disclosure required pursuant to the rules and regulations of the SEC.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

                                      WORLD AIRWAYS, INC.

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      [INVESTOR]

                                      By: ______________________________________
                                          Name:
                                          Title:

                                     ANNEX A

                                            PRINCIPAL AMOUNT OF
                                              NEW DEBENTURES        OLD DEBENTURES
NAME AND ADDRESS OF INVESTOR                     PURCHASED             EXCHANGED                 CASH
----------------------------                -------------------     --------------               ----
[Investor]                                        $                       $                        $
Attn:

                                     ANNEX A

                                     ANNEX B

                       FORM OF OPINION OF COMPANY COUNSEL

         (a) The Investor shall have received the opinion of Powell, Goldstein Frazer & Murphy LLP, counsel for the Company (or other counsel reasonably acceptable to the Investors), dated the Closing Date addressed to the Investors to the effect that (subject to customary assumptions, qualifications and limitations):

                  (i) The Company is validly existing as a corporation in good standing under the laws of the state of Delaware; based solely on certificates of public officials, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                  (ii) The Company has the requisite corporate power and authority to enter into this Agreement, the Registration Rights Agreement and the Indenture and to issue the New Debentures;

                  (iii) This Agreement, the performance by the Company of its obligations hereunder and the issuance and delivery by the Company of the New Debentures have been duly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                  (iv) The Registration Rights Agreement and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company; and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                  (v) The Indenture and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company; and the Indenture has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                  (vi) The New Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, assuming that the New Debentures have been duly authenticated by the Trustee in the manner described in the authentication order delivered to the Trustee by the Company on the date hereof upon payment therefor, the New Debentures constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture;

                                ANNEX B - PAGE 1

                  (vii) The Common Stock issuable upon conversion of the New Debentures has been duly authorized and reserved for issuance and delivery and when issued in accordance with the terms of the New Debentures, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock is not subject to any preemptive or similar rights under the Company's certificate of incorporation or bylaws or the Delaware General Corporation Law;

                  (viii) The Company is not, and after giving effect to the transactions contemplated by this Agreement, will not be an "investment company," and will not be directly or indirectly "controlled" by an "investment company," as such terms are defined in the 1940 Act;

                  (ix) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Registration Rights Agreement, the Indenture and the New Debentures, and the consummation of the transactions contemplated in this Agreement will not, to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any applicable U.S. federal or Georgia statute, rule or regulation known to such counsel to be applicable to the Company, or, to such counsel's knowledge, any order, writ or decree of any U.S. federal or Georgia court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over any of their properties or operations;

                  (x) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Registration Rights Agreement, the Indenture and the New Debentures and the consummation of the transactions contemplated in this Agreement will not, to such counsel's knowledge, result in any violation of the Company's charter or bylaws or any material contract, indenture, mortgage deed of trust, loan or credit agreement, note, lease or any other material agreement or investment to which the Company is a party;

                  (xi) To such counsel's knowledge, no consent, approval, authorization, permit or order of or qualification with any U.S. federal or Georgia court, government or governmental body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations, is necessary in connection with the consummation by the Company of its obligations under this Agreement, the Registration Rights Agreement and the Indenture;

                  (xii) Assuming the accuracy of the representations and warranties made by each of the Investors, it is not necessary in connection with the issuance and delivery of the New Debentures to the Investors pursuant to the terms of this Agreement to register such New Debentures under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act");

                           (xiii) the Indenture complies as to form in all material respects with the requirements of the 1939 Act, and the rules and regulations of the SEC applicable to an indenture which is qualified thereunder;

                                ANNEX B - PAGE 2

                  (xiv) Each of the Company's Significant Subsidiaries is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power to own, lease and operate its properties and to conduct its business as described in the SEC Reports, and is qualified to do business as a foreign corporation and, based solely on certificates of public officials, is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and

                  (xv) All issued and outstanding shares of capital stock of each of the Company's subsidiaries are owned by the Company directly or indirectly through one or more subsidiaries of the Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations).

         (b) Counsel rendering the foregoing opinions may rely as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Investors and to their counsel, Latham & Watkins LLP.

                                ANNEX B - PAGE 3

                                     ANNEX C

                                FORM OF INDENTURE

                                     ANNEX C

                                     ANNEX D

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                     ANNEX D

                                     ANNEX E

                       DESCRIPTION OF ATSB GUARANTEED LOAN

                                     ANNEX E

                               WORLD AIRWAYS, INC.

                                       AND

                                    [      ]

                                   AS TRUSTEE

                                    INDENTURE

                            DATED AS OF ______, 2003

                                  $ 25,545,000

            8.0% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2009

Reconciliation and tie between the Trust Indenture Act of 1939 and Indenture
dated as of [   *]:

310(a) (1) ..........................................................................................               609
     (a) (2).........................................................................................               609
     (a) (3).........................................................................................    Not Applicable
     (a) (4).........................................................................................    Not Applicable
     (a) (5).........................................................................................               609
     (b)   ..........................................................................................               608
     (c)   ..........................................................................................    Not Applicable

311(a)...............................................................................................               613
     (b).............................................................................................               613
     (c).............................................................................................    Not Applicable

312(a)...............................................................................................       701, 702(a)
         (b).........................................................................................            702(b)
         (c).........................................................................................            702(c)

313(a)...............................................................................................            703(a)
         (b).........................................................................................            703(a)
         (c).........................................................................................            703(a)
         (d).........................................................................................            703(b)

314(a)...............................................................................................               704
         (a)(4)......................................................................................              1004
         (b).........................................................................................    Not Applicable
         (c)(1)......................................................................................               102
         (c)(2)......................................................................................               102
         (c)(3)......................................................................................    Not Applicable
         (d).........................................................................................    Not Applicable
         (e).........................................................................................               102
         (f).........................................................................................    Not Applicable

315(a)...............................................................................................               601
         (b).........................................................................................               602
         (c).........................................................................................               601
         (d).........................................................................................               601
         (e).........................................................................................               514

316(a)(1)(A).........................................................................................          502, 512
         (a)(1)(B)...................................................................................               513
         (a)(2)......................................................................................    Not Applicable
         (b).........................................................................................               508
         (c).........................................................................................            104(c)

317(a)(1) ...........................................................................................               503
         (a)(2)......................................................................................               504
         (b).........................................................................................              1003

318(a)...............................................................................................               107

-------------------------
* This table shall not, for any purpose, be deemed to be a part of the Indenture.

                                       I

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
PARTIES                    .......................................................................................     1

Recitals of the Company...........................................................................................     1

ARTICLE ONE                DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................     1

   SECTION 101.   Definitions.....................................................................................     1
      2004 Debentures.............................................................................................     2
      2004 Indenture..............................................................................................     2
      Act.........................................................................................................     2
      Affiliate...................................................................................................     2
      Applicable Price............................................................................................     2
      Authenticating Agent........................................................................................     2
      Beneficial Owner............................................................................................     2
      Board of Directors..........................................................................................     3
      Board Resolution............................................................................................     3
      Business Day................................................................................................     3
      Certificated Security or Certificated Securities............................................................     3
      Change in Control...........................................................................................     3
      Closing Date................................................................................................     3
      Closing Price...............................................................................................     3
      Commission..................................................................................................     3
      Common Stock................................................................................................     3
      Company.....................................................................................................     3
      Company Request or Company Order............................................................................     4
      Conversion Price............................................................................................     4
      Corporate Trust Office......................................................................................     4
      Corporation.................................................................................................     4
      Current Market Price........................................................................................     4
      Defaulted Interest..........................................................................................     4
      Event of Default............................................................................................     4
      Exchange Act................................................................................................     4
      Excluded Issuance...........................................................................................     4
      Existing Securities.........................................................................................     5
      Holder......................................................................................................     5
      Indenture...................................................................................................     5
      Interest Payment Date.......................................................................................     6
      Market Price................................................................................................     6
      Material Subsidiary.........................................................................................     6
      Maturity....................................................................................................     6
      Officers' Certificate.......................................................................................     6
      Opinion of Counsel..........................................................................................     6
      Outstanding.................................................................................................     6
      Participating Securities....................................................................................     7
      Paying Agent................................................................................................     7

      Person.....................................................................................................      7
      Predecessor Security.......................................................................................      7
      Record Date................................................................................................      7
      Redemption Date............................................................................................      8
      Redemption Price...........................................................................................      8
      Registration Rights Agreement..............................................................................      8
      Regular Record Date........................................................................................      8
      Repurchase Date............................................................................................      8
      Repurchase Event...........................................................................................      8
      Repurchase Price...........................................................................................      8
      Responsible Officer........................................................................................      8
      Restricted Securities Legend...............................................................................      8
      Securities Act.............................................................................................      8
      Security Register and Security Registrar...................................................................      8
      Senior Indebtedness........................................................................................      8
      Shelf Registration Statement...............................................................................      9
      Special Record Date........................................................................................      9
      Stated Maturity............................................................................................      9
      Subordinated Indebtedness..................................................................................      9
      Subsidiary.................................................................................................      9
      Termination of Trading.....................................................................................      9
      Trading Day................................................................................................     10
      Trust Indenture Act........................................................................................     10
      Trustee....................................................................................................     10
      Valuation Procedure........................................................................................     10
      Vice President.............................................................................................     10
      VWAP.......................................................................................................     10

   SECTION 102.          Compliance Certificates and Opinions....................................................     11

   SECTION 103.          Form of Documents Delivered to Trustee..................................................     12

   SECTION 104.          Acts of Holders; Record Dates...........................................................     12

   SECTION 105.          Notices, Etc., to Trustee and Company...................................................     13

   SECTION 106.          Notice to Holders; Waiver...............................................................     14

   SECTION 107.          Conflict with Trust Indenture Act.......................................................     14

   SECTION 108.          Effect of Headings and Table of Contents................................................     14

   SECTION 109.          Successors and Assigns..................................................................     15

   SECTION 110.          Separability Clause.....................................................................     15

   SECTION 111.          Benefits of Indenture...................................................................     15

   SECTION 112.          Governing Law...........................................................................     15

   SECTION 113.          Legal Holidays..........................................................................     15

   SECTION 114.          No Security Interest Created............................................................     15

   SECTION 115.          Limitation on Individual Liability......................................................     16

ARTICLE TWO                SECURITY FORMS........................................................................     16

   SECTION 201.          Forms Generally.........................................................................     16

   SECTION 202.          Form of Face of Security................................................................     17

   SECTION 203.          Form of Reverse of Certificated Security................................................     18

   SECTION 204.          Form of Trustee's Certificate of Authentication.........................................     25

ARTICLE THREE              THE SECURITIES........................................................................     25

   SECTION 301.          Title and Terms.........................................................................     25

   SECTION 302.          Denominations...........................................................................     26

   SECTION 303.          Execution, Authentication, Delivery and Dating..........................................     26

   SECTION 304.          Registration, Transfer and Exchange.....................................................     27

   SECTION 305.          Temporary Securities....................................................................     28

   SECTION 306.          Mutilated, Destroyed, Lost and Stolen Securities........................................     29

   SECTION 307.          Payment of Interest; Interest Rights Preserved..........................................     30

   SECTION 308.          Persons Deemed Owners...................................................................     31

   SECTION 309.          Cancellation............................................................................     31

   SECTION 310.          Computation of Interest.................................................................     31

   SECTION 311.          CUSIP Number............................................................................     32

ARTICLE FOUR               SATISFACTION AND DISCHARGE............................................................     32

   SECTION 401.          Satisfaction and Discharge of Indenture.................................................     32

   SECTION 402.          Repayment to Company....................................................................     32

ARTICLE FIVE               REMEDIES..............................................................................     33

   SECTION 501.          Events of Default.......................................................................     33

   SECTION 502.          Acceleration of Maturity; Rescission and Annulment......................................     35

   SECTION 503.          Collection of Indebtedness and Suits for Enforcement by Trustee.........................     36

   SECTION 504.          Trustee May File Proofs of Claim........................................................     37

   SECTION 505.          Trustee May Enforce Claims Without Possession of Securities.............................     37

   SECTION 506.          Application of Money Collected..........................................................     37

   SECTION 507.          Limitation on Suits.....................................................................     38

   SECTION 508.          Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert     38

   SECTION 509.          Restoration of Rights and Remedies......................................................     39

   SECTION 510.          Rights and Remedies Cumulative..........................................................     39

   SECTION 511.          Delay or Omission Not Waiver............................................................     39

   SECTION 512.          Control by Holders......................................................................     39

   SECTION 513.          Waiver of Past Defaults.................................................................     40

   SECTION 514.          Undertaking for Costs...................................................................     40

ARTICLE SIX                THE TRUSTEE...........................................................................     41

   SECTION 601.          Certain Duties and Responsibilities.....................................................     41

   SECTION 602.          Notice of Defaults......................................................................     41

   SECTION 603.          Certain Rights of Trustee...............................................................     42

   SECTION 604.          Not Responsible for Recitals or Issuance of Securities..................................     43

   SECTION 605.          May Hold Securities.....................................................................     43

   SECTION 606.          Money Held in Trust.....................................................................     44

   SECTION 607.          Compensation and Reimbursement..........................................................     44

   SECTION 608.          Disqualification; Conflicting Interests.................................................     45

   SECTION 609.          Corporate Trustee Required; Eligibility.................................................     45

   SECTION 610.          Resignation and Removal; Appointment of Successor.......................................     45

   SECTION 611.          Acceptance of Appointment by Successor..................................................     47

   SECTION 612.          Merger, Conversion, Consolidation or Succession to Business.............................     47

   SECTION 613.          Preferential Collection of Claims Against Company.......................................     47

   SECTION 614.          Appointment of Authenticating Agent.....................................................     47

ARTICLE SEVEN              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.....................................     49

   SECTION 701.          Company to Furnish Trustee Names and Addresses of Holders...............................     49

   SECTION 702.          Preservation of Information; Communications to Holders..................................     50

   SECTION 703.          Reports by Trustee......................................................................     50

   SECTION 704.          Reports by Company......................................................................     50

ARTICLE EIGHT              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE..................................     51

   SECTION 801.          Company May Consolidate, Etc., Only on Certain Terms....................................     51

   SECTION 802.          Successor Substituted...................................................................     51

ARTICLE NINE               SUPPLEMENTAL INDENTURES...............................................................     52

   SECTION 901.          Supplemental Indentures Without Consent of Holders......................................     52

   SECTION 902.          Supplemental Indentures With Consent of Holders.........................................     53

   SECTION 903.          Execution of Supplemental Indentures....................................................     54

   SECTION 904.          Effect of Supplemental Indentures.......................................................     54

   SECTION 905.          Conformity with Trust Indenture Act.....................................................     54

   SECTION 906.          Reference in Securities to Supplemental Indentures......................................     54

   SECTION 907.          Notice of Supplemental Indenture........................................................     54

ARTICLE TEN                COVENANTS.............................................................................     55

   SECTION 1001.         Payment of Principal, Premium and Interest..............................................     55

   SECTION 1002.         Maintenance of Office or Agency.........................................................     55

   SECTION 1003.         Money for Security Payments to Be Held in Trust.........................................     55

   SECTION 1004.         Statement by Officers as to Default.....................................................     56

   SECTION 1005.         No Additional Indebtedness Senior to Securities and Junior to Senior Indebtedness.......     57

   SECTION 1006.         No Amendment of Subordination Provisions in Existing Senior Subordinated Indebtedness...     57

   SECTION 1007.         Dividends...............................................................................     57

   SECTION 1008.         Existence...............................................................................     57

   SECTION 1009.         Maintenance of Properties...............................................................     58

   SECTION 1010.         Payment of Taxes........................................................................     58

   SECTION 1011.         Waiver of Certain Covenants.............................................................     58

   SECTION 1012.         Transactions with Affiliates............................................................     58

ARTICLE ELEVEN                     REDEMPTION OF SECURITIES......................................................     59

   SECTION 1101.         Right of Redemption.....................................................................     59

   SECTION 1102.         Applicability of Article................................................................     59

   SECTION 1103.         Election to Redeem; Notice to Trustee...................................................     60

   SECTION 1104.         Selection by Trustee of Securities to be Redeemed.......................................     60

   SECTION 1105.         Notice of Redemption....................................................................     60

   SECTION 1106.         Deposit of Redemption Price.............................................................     61

   SECTION 1107.         Securities Payable on Redemption Date...................................................     61

   SECTION 1108.         Securities Redeemed in Part.............................................................     62

ARTICLE TWELVE                     SUBORDINATION OF SECURITIES...................................................     62

   SECTION 1201.         Securities Subordinated to Senior Indebtedness..........................................     62

   SECTION 1202.         Payment Over of Proceeds Upon Dissolution, Etc..........................................     62

   SECTION 1203.         Prior Payment to Senior Indebtedness upon Acceleration of Securities....................     63

   SECTION 1204.         No Payment When Senior Indebtedness in Default..........................................     64

   SECTION 1205.         Payment Permitted If No Default.........................................................     65

   SECTION 1206.         Subrogation to Rights of Holders of Senior Indebtedness.................................     65

   SECTION 1207.         Provisions Solely to Define Relative Rights.............................................     65

   SECTION 1208.         Trustee to Effectuate Subordination.....................................................     66

   SECTION 1209.         No Waiver of Subordination Provisions...................................................     66

   SECTION 1210.         Notice to Trustee.......................................................................     66

   SECTION 1211.         Reliance on Judicial Order or Certificate of Liquidating Agent..........................     67

   SECTION 1212.         Trustee Not Fiduciary for Holders of Senior Indebtedness................................     67

   SECTION 1213.         Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights....     67

   SECTION 1214.         Article Applicable to Paying Agents.....................................................     68

   SECTION 1215.         Certain Conversions Deemed Payment......................................................     68

   SECTION 1216.         No Suspension of Remedies...............................................................     68

ARTICLE THIRTEEN                   CONVERSION OF SECURITIES......................................................     68

   SECTION 1301.         Conversion Privilege and Conversion Price...............................................     68

   SECTION 1302.         Exercise of Conversion Privilege........................................................     69

   SECTION 1303.         Fractions of Shares.....................................................................     70

   SECTION 1304.         Adjustment of Conversion Price..........................................................     70

   SECTION 1305.         Sale of Shares Below Applicable Price...................................................     76

   SECTION 1306.         Notice of Adjustments of Conversion Price...............................................     79

   SECTION 1307.         Notice of Certain Corporate Action......................................................     80

   SECTION 1308.         Company to Reserve Common Stock.........................................................     81

   SECTION 1309.         Taxes on Conversions....................................................................     81

   SECTION 1310.         Covenant as to Common Stock.............................................................     81

   SECTION 1311.         Cancellation of Converted Securities....................................................     81

   SECTION 1312.         Effect of Consolidation, Merger or Sale of Assets.......................................     81

   SECTION 1313.         Trustee's Disclaimer....................................................................     82

ARTICLE FOURTEEN                   RIGHT TO REQUIRE REPURCHASE...................................................     82

   SECTION 1401.         Right to Require Repurchase.............................................................     82

   SECTION 1402.         Notice; Method of Exercising Repurchase Right...........................................     83

   SECTION 1403.         Deposit of Repurchase Price.............................................................     84

   SECTION 1404.         Securities Not Repurchased on Repurchase Date...........................................     84

   SECTION 1405.         Securities Repurchased in Part..........................................................     84

   SECTION 1406.         Certain Definitions.....................................................................     84

         INDENTURE, dated as of __________, 2003, between WORLD AIRWAYS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive offices at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, and [ ] a duly organized national banking association existing under the laws of the United States, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 8.0% Convertible Senior Subordinated Debentures due 2009 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted and accepted and adopted by the Company at the date of this Indenture; and

                  (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms used in Articles Twelve and Thirteen are defined in such Articles.

         "2004 Debentures" has the meaning specified in Section 1006.

         "2004 Indenture" has the meaning specified in Section 1006.

         "Act," when used with respect to any Holder, has the meaning specified in Section 104.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For the avoidance of doubt, executive officers and directors of a Person are deemed to be affiliates of such Person.

         "Applicable Price" shall mean:

         (a) for purposes of any issuance of Additional Shares of Common Stock (as defined below) under Section 1305, the greater of (A) the Current Market Price of a share of Common Stock being issued (or, if being issued in an underwritten offering, the Market Price on the day that such offering is being priced), and (B) the then effective Conversion Price; and

         (b) for purposes of any issuance under Section 1304(b), the greater of (A) the Current Market Price on the date of such issuance, and (B) the then effective Conversion Price.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

         The term "Beneficial Owner" is determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated to close by law or executive order.

         "Certificated Security" or "Certificated Securities" has the meaning specified in Section 201.

         "Change in Control" has the meaning specified in Section 1406.

         "Closing Date" means _______, 2003.

         "Closing Price" has the meaning specified in Section 1304(h).

         "Commission" means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1312, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Conversion Price" has the meaning specified in Section 1301.

         "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at_____________________________.

         "Corporation" means a corporation, association, company, joint-stock company and business trust.

         "Covered Person" has the meaning specified in Section 1012.

         "Current Market Price" has the meaning specified in Section 1304.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Event of Default" has the meaning specified in Section 501.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Issuance" shall mean:

         (a) shares of Common Stock issued upon conversion of any of the Securities pursuant to this Indenture;

         (b) shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued and the Common Stock issued or issuable pursuant to such options, warrants or other rights after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company (the "Plans"); provided that such shares, options, warrants or other Common Stock purchase rights and the Common Stock issued or issuable pursuant to such options, warrants or other rights shall not be Excluded Issuances in any case in which, and to the extent that (i) the grantee acquires the shares, or the right to acquire shares pursuant to such options, warrants or other rights to purchase Common Stock at a price per share less than the Market Price on the date of such grant; and (ii) such issuance, together with all prior issuances at a price per share less than the Market Price on the date of grant (in each case on an "as converted" basis) exceeds five percent (5%) of the outstanding Common Stock of the Company with such percentage being computed with respect to each grant based on the number of shares outstanding as of the date of such grant;

         (c) shares of Common Stock issued pursuant to the exercise or conversion of the Existing Securities, or pursuant to the exercise or conversion of rights, options, warrants or convertible securities outstanding as of the date hereof;

         (d) shares of Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting by a reputable member firm of the National Association of Securities Dealers, Inc.; provided, however, the price at which such Common Stock is publicly offered shall not be less than a 5% discount to the Market Price at the time such offering is priced; and

         (e) shares of Common Stock issued or issuable and/or options, warrants or other Common Stock purchase rights issued and the Common Stock issued or issuable pursuant to such options, warrants or other rights after the date hereof to equipment lessors or other financial institutions, or to real property lessors (other than any such lessors or other financial institutions that are Affiliates of the Company, except that, for this purpose, a Beneficial Owner of less than 25% of the outstanding shares of Common Stock of the Company shall not, solely by virtue of such beneficial ownership, be deemed to be an Affiliate of the Company), pursuant to equipment leasing or real property leasing transactions in the ordinary course of business; provided, however, that the Board of Directors has determined in good faith that any such issuance of Common Stock at a price below the Applicable Price and/or any such issuance of options, warrants or other rights with an exercise price below the Applicable Price is in the best interest of the Company's shareholders in light of the overall benefit of the proposed transaction to the Company.

         "Existing Securities" shall mean the Warrant Agreement, dated March 28, 2000, from the Company to the Boeing Company in respect of warrants to purchase 1,000,000 shares of Common Stock, the Warrant Agreement, dated August 24, 1999, from the Company to International Lease Finance Corporation in respect of warrants to purchase 1,000,000 shares of Common Stock, and the Warrant Agreements, dated _______, 2003 from the Company to the Air Transportation Stabilization Board in respect of warrants to purchase ______ shares of Common Stock.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Insider Transaction" has the meaning specified in Section 1012.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Market Price" shall be, as of any specified date with respect to any share of any class of Common Stock or any other security of the Company or any other issuer, if such class of Common Stock or other security is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, the last reported share or unit sale price of such class of Common Stock or other security on such exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market; provided that if such class of Common Stock or other security is not so listed or admitted to unlisted trading privileges or quoted, the Market Price as of a specified date shall be the mean of the last bid and ask prices reported on such date by Nasdaq's Over-the-Counter Bulletin Board or a similar organization or agency succeeding to its functions of reporting prices.

         "Material Subsidiary" means a Subsidiary meeting the definition of "significant subsidiary" as defined in Section 1-02(w) of Regulation S-X under the Securities Act.

         "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, redemption or otherwise.

         "Officers' Certificate" means a certificate, in form reasonably satisfactory to the Trustee, signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion, in form reasonably satisfactory to the Trustee, of counsel, who may be counsel for or an employee of the Company, and who shall be acceptable to the Trustee.

         "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (2) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities;

         provided, that if such Securities, or portions thereof, are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice satisfactory to the Trustee has been made; and

                  (3) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Participating Securities" shall mean, (i) any equity security (other than Common Stock) that entitles the holders thereof to participate in liquidations or other distributions with the holders of Common Stock or otherwise participate in the capital of the Company other than through a fixed or floating rate of return on capital loaned or invested, and (ii) any stock appreciation rights, phantom stock rights, or any other profit participation rights with respect to any of the Company's capital stock or other equity ownership interest, or any rights or options to acquire any such rights; provided that any stock appreciation rights, phantom stock rights or any other profit participation rights, or any rights or options to acquire such rights, issued pursuant to any of the Plans shall not be deemed a Participating Security if their grant or issuance would constitute an Excluded Issuance.

         "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, or interest on any Securities on behalf of the Company.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Record Date" means either a Regular Record Date or a Special Record Date, as applicable.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture on the applicable Redemption Date.

         "Registration Rights Agreements" means those certain Registration Rights Agreements dated as of __________, 2003 between the Company and the investors signatory thereto.

         "Regular Record Date," for the interest payable on any Interest Payment Date means __________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Repurchase Date" has the meaning specified in Section 1401.

         "Repurchase Event" has the meaning specified in Section 1406.

         "Repurchase Price" has the meaning specified in Section 1401.

         "Responsible Officer" means, when used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Indenture or who is otherwise exercising judgment with respect to this Indenture.

         "Restricted Securities Legend" means the legend set forth in Section 202 under the heading Restricted Securities Legend.

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 304.

         "Senior Indebtedness" means the principal of and premium, if any, and interest on all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, including all amendments, renewals, extensions, modifications, refinancings and refundings of the foregoing, but excluding any such indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Securities or (ii) ranks pari passu in right of payment with the Securities. For the purposes of this definition, "indebtedness for money borrowed" when used with respect to the Company means
(i) any
obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money (including, without limitation, fees, penalties or other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments and reimbursement obligations for letters of credit, (ii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and (iii) any obligations and other liabilities (contingent or otherwise) of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any indebtedness of the Company owed to any Subsidiary; (ii) any indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities); and (iii) any indebtedness which is, by its express terms, subordinated in right of payment to any other indebtedness of the Company.

         "Shelf Registration Statement" means the Registration Statement with respect to the Common Stock the Company is required to file pursuant to the Registration Rights Agreement.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subordinated Indebtedness" means the principal of and premium, if any, and interest on all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it is junior in right of payment to the Securities.

         "Subsidiary" means (i) any corporation, limited liability company, association or other business entity of which more than 50% of the outstanding voting stock or other interests are owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries and (ii) any partnership (including limited partnerships) (a) of which the Company or one of its Subsidiaries is a general partner or (b) in which the Company and/or its Subsidiaries are entitled to receive more than 50% of the profits. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Termination of Trading" has the meaning specified in Section 1406.

         "Trading Day" means (1) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; (2) if the Common Stock is quoted on The Nasdaq Stock Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system; or (3) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on The Nasdaq Stock Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Valuation Procedure" shall mean a determination made in good faith by the Board of Directors that is set forth in resolutions of the Board of Directors that are certified by the Secretary of the Company, which certified resolutions (i) set forth the basis of the Board of Director's determination, which, in the case of a valuation in excess of $5.0 million, shall include the Board of Directors' reliance on the valuation of a nationally or regionally recognized investment banking or appraisal firm, and (ii) are delivered to the Holder within ten (10) Business Days following such determination. A Valuation Procedure with respect to the value of any capital stock shall be based on the price that would be paid for all of the capital stock of the issuer in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion) without any provision for a minority interest or similar discount.

         "Vice President," when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "VWAP" means, for any security as of any date range, the volume-weighted average price for such security on the principal United States securities exchange on which such security is traded during the period beginning at 9:30 a.m. (New York time) (or such other time as such exchange publicly announces is the official open of trading), and ending at 4:00 p.m. (New York time) (or such other time as such exchange publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto, "Bloomberg") through its "Volume at Price" functions (subject to adjustment to reflect stock dividends, stock splits, stock combinations or other similar transactions after the date of this Indenture of such security pursuant to an individual transaction), or, if the foregoing does not apply, the volume weighted average price of such security on the OTC Bulletin Board during the period beginning at 9:30 a.m. (New York time) (or such other time as such exchange publicly announces is the official open of trading), and ending at 4:00 p.m.

(New York time) (or such other time as such exchange publicly announces is the official close of trading) as reported by Bloomberg (subject to adjustment to reflect stock dividends, stock splits, stock combinations or other similar transactions after the date of this Indenture of such security pursuant to an individual transaction), or if no volume weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as determined in accordance with the Valuation Procedure.

SECTION 102. Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual or such firm, he has or they have made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of public officials or upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any Act by the Holders pursuant to Section 501, 502, 508, 512 or 513.

                  (d) The ownership of Securities shall be proved by the Security Register.

                  (e) Any Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer therefor or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 105. Notices, Etc., to Trustee and Company.

         Any Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at ____________________, or at any other address previously furnished in writing to the Holders and the Company by the Trustee; or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, registered or certified with postage prepaid, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, registered or certified with postage prepaid, if mailed; when answered back if telexed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by nationally recognized overnight air courier guaranteeing next day delivery.

SECTION 106. Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

         In case, by reason of the suspension of or irregular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

         All covenants and agreements in this Indenture by the Company and the Trustee shall bind each of their successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Securities and, with respect to Article Twelve, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof. This Indenture shall be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified thereunder.

SECTION 113. Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal and premium if any, or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

SECTION 114. No Security Interest Created.

         Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

SECTION 115. Limitation on Individual Liability.

         No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

                                  ARTICLE TWO

                                 SECURITY FORMS

SECTION 201. Forms Generally.

         The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any organizational document, any applicable law or with the rules of any securities exchange on which the Securities are listed or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

         (a) Certificated Securities. Purchasers of Securities will receive certificated Securities bearing the Restricted Securities Legend set forth in
Section 202 hereto ("Certificated Securities"). Certificated Securities will bear the Restricted Securities Legend set forth in Section 202 unless removed in accordance with Section 304 hereof.

         After a transfer of any Securities pursuant to, and during the period of the effectiveness of a Shelf Registration Statement with respect to the Securities, all requirements pertaining to legends on such Securities will cease to apply, and a Certificated Security without legends will be available to the holder of such Securities who acquires such Securities pursuant to a prospectus which is part of such Shelf Registration Statement.

SECTION 202. Form of Face of Security.

Restricted Securities Legend:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) IF, AND FOR SO LONG AS, THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION.

WORLD AIRWAYS, INC.

8.0% Convertible Senior Subordinated Debentures due 2009

No._____________________                              $________________________

         World Airways, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of _____________ Dollars on __________, 2009, and to pay interest thereon from the date of original issuance of Securities pursuant to the Indenture or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and __________ in each year, commencing __________, 2004, at the rate of 8.0% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be __________ and __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notice of a Special Record Date shall be given to Holders of Securities not less than 10 days prior to such Special Record Date. Payment of the principal of, premium, if any, and interest on the Securities shall be made in money of the United States that at the time of payment is legal tender for payment of public and private debts. Each installment of interest on the Securities shall be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof entitled to such interest or, if no such account is specified, by mailing a check to each such Holder's registered address. The Holders must surrender the Securities to a Paying Agent to collect principal and premium payments on the Securities.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:   _________, 2003                                  WORLD AIRWAYS, INC.

                                                By____________________________

Attest: __________________________

SECTION 203. Form of Reverse of Certificated Security.

         This Security is one of a duly authorized issue of Securities of the Company designated as its 8.0% Convertible Senior Subordinated Debentures due 2009 (herein called the "Securities"), limited in aggregate principal amount to $_____________, issued under an Indenture, dated as of ______,

2003 (herein called the "Indenture"), between the Company and [ ], as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or after the date hereof and before the close of business on _________, 2009, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the second Business Day preceding the Redemption Date, to convert the principal amount of this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), into fully paid and non-assessable whole shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at a Conversion Price of $3.20 per share (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture). The Holder of this Security may exercise this conversion option by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied by written notice to the Company in the form provided in this Security (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. The number of shares of Common Stock into which this Security or portion hereof surrendered for conversion is convertible is determined by dividing the principal amount of this Security or portion hereof surrendered for conversion by the Conversion Price in effect on the date of conversion. Except in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and prior to such Interest Payment Date, a Holder of this Security (or any Predecessor Security) shall be entitled to receive accrued interest on such Security to and including the date of conversion in cash or, at the election of such Holder, shares of Common Stock. If such Holder elects to receive Common Stock upon conversion as set forth above, the shares of Common Stock will be valued at the VWAP of the Common Stock for the five Trading Days immediately prior to the date that the Holder has delivered to the Company its notice of election to convert as provided for in Section 1302 of the Indenture. The shares of Common Stock to be delivered upon conversion (if elected by such Holder) shall have been registered for resale pursuant to the Registration Rights Agreements; provided, that, if such shares are not so registered as of the date of conversion, the Company shall use its best efforts to cause such shares to be registered for resale pursuant to the Registration Rights Agreements or to otherwise be freely transferable in a public resale as soon as possible after conversion. If such conversion occurs after the Regular Record Date next preceding any Interest Payment Date and prior to such Interest Payment Date, such Holder of the Security of record shall receive an installment of interest payable in cash on such Interest Payment Date instead of any payment of accrued interest on the date of conversion.

         No fractional shares or scrip representing fractions of shares will be issued on optional conversion, but instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale or transfer of all or substantially all of the assets of the Company, the

Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger, sale or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

         The Securities are subject to redemption at the election of the Company, at a Redemption Price equal to 100% of the principal amount thereof being redeemed, in each case, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) upon not less than 30 and not more than 60 days' notice by mail, as a whole or in part: (i) on or after _______, 2004, if the average of the daily Closing Prices of the Common Stock for any 20 Trading Days out of 30 consecutive Trading Days ending on or before __________, 2005, is at least 200.0% of the Conversion Price then in effect, (ii) on or after __________, 2005, if the average of the daily Closing Prices of the Common Stock for any 20 Trading Days out of 30 consecutive Trading Days ending on or before _______, 2006, is at least 150.0% of the Conversion Price then in effect, or (iii) at any time by the Company on or after _______, 2006.

         In certain circumstances involving the occurrence of a Repurchase Event (as defined in the Indenture), the Holder hereof shall have the right to require the Company to repurchase this Security at 100% of the principal amount hereof, together with accrued interest to the Repurchase Date, but interest installments whose Stated Maturity is on or prior to such Repurchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, in all respects, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes, in each case as provided for in the Indenture.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the

Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, together with the consent of a minimum of two Holders that are not Affiliates of each other, and, under certain limited circumstances, by the Company and the Trustee without the consent of the Holders. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange except as provided in the Indenture, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered on the Security Register as the owner hereof for all purposes, except as provided in this Security, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

[FORM OF OPTIONAL CONVERSION NOTICE BY HOLDER]

TO WORLD AIRWAYS, INC.

         The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with (i) any check in payment for a fractional share and/or any interest accrued hereon and (ii) any Security representing any unconverted principal amount hereof and/or any interest accrued hereon, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:_____________________                  __________________________________
                                             Signature(s)

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program
(STAMP) or similar program.

         Signature Guarantee

___________________________________________

Fill in for registration                        Principal amount to be
of shares of Common Stock if they               covered
are to be delivered, if less than all):
or Securities if they are to be                 $______,000
issued, other than to and in
the name of the registered owner:

__________________________________
(Name)

__________________________________
(Street Address)

__________________________________
(City, State and zip code)

(Please print name and address)

Register:__________Common Stock
         __________Securities

(Check appropriate line(s)).

If undersigned is receiving accrued
interest upon conversion (if
conversion is not being elected after
the Regular Record Date next
preceding any Interest Payment Date),
select manner of receiving such
payment

_____ Cash
_____ Common Stock

(Check appropriate line).

                                [ASSIGNMENT FORM]

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to (Insert assignee's social security or tax ID number)

(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                           Your Signature:

                                                ______________________________

        (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

                      [OPTION OF HOLDER TO ELECT PURCHASE]

         If you wish to have this Security purchased by the Company pursuant to
Section 1401 of the Indenture, check the Box: [ ]

         If you wish to have a portion of this Security (which is $1,000 or an integral multiple thereof) purchased by the Company pursuant to Section 1401 of the Indenture, state the amount you wish to have purchased:

                                              $

Date:                                         Your Signature(s):

                                              Tax Identification No.:

        (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

Section 204. Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities referred to in the within-mentioned Indenture.

                                                 [                        ],
                                                                  as Trustee

                                                 By

                                                       Authorized Signatory

                                 ARTICLE THREE

                                 THE SECURITIES

Section 301. Title and Terms.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $25,545,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1108, 1302 or 1405.

         The Securities shall be known and designated as the "8.0% Convertible Senior Subordinated Debentures due 2009" of the Company. Their Stated Maturity shall be __________, 2009, and they shall bear interest at the rate of 8.0% per annum, from the date of original issuance of Securities pursuant to this Indenture or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi- annually on __________ and __________, commencing __________, 2004, until the principal thereof is paid or made available for payment.

         The principal of, premium, if any, and interest on the Securities shall be payable in money of the United States that at the time of payment is legal tender for payment of public and private debts. Each installment of interest on the Securities shall be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's address as such address shall appear on the Security Register. The Holder must surrender the Security to a Paying Agent to collect principal and premium payments on the Securities.

         The Securities shall be redeemable as provided in Article Eleven.

         The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

         The Securities shall be convertible as provided in Article Thirteen.

         The Securities shall be subject to repurchase at the option of the Holder as provided in Article Fourteen.

SECTION 302. Denominations.

         The Securities shall be issuable in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, under its corporate seal or a facsimile thereof reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall, either at one time or from time to time pursuant to such instructions as may be described therein, authenticate and deliver such Securities as in this Indenture provided and not otherwise. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, and shall certify that all conditions precedent to the issuance of such Securities contained in this Indenture have been complied with. The aggregate principal amount of Securities Outstanding at any time may not exceed the amount set forth above except as provided in Section 306.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. The Trustee may appoint an Authenticating Agent pursuant to the terms of Section 614.

SECTION 304. Registration, Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. At all reasonable times the Security Register shall be open for inspection by the Company.

         Where Securities are presented to the Security Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Security Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and deliver to the Trustee and the Trustee shall, upon receipt of a Company Order as set forth in Section 303, authenticate Securities at the Security Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 305, 906 or 1108 hereof).

         The Company and the Security Registrar shall not be required to (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of Securities for redemption under Section 1104 and ending at the close of business on the day of such mailing or (ii) register the transfer or exchange of any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Securities being redeemed in part.

         All Securities issued upon any transfer or exchange of Securities in accordance with this Indenture shall be the valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

         If a holder of a Certificated Security wishes at any time to transfer such Certificated Security to a person who is required to take delivery thereof in the form of a Certificated Security, such holder may, subject to the restrictions on transfer set forth herein and in such Certificated Security, cause the exchange of such Certificated Security for one or more Certificated Securities of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee, as Security Registrar, at its Corporate Trust Office of (1) such Certificated Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee, as Security Registrar, to authenticate and deliver one or more Certificated Securities of the same aggregate principal amount at maturity as the Certificated Security to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Certificated Securities to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Certificated Security to be exchanged in the form of Exhibit C attached hereto, (4) a certificate in the form of Exhibit D attached hereto given by the person acquiring the Certificated Securities for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Security Registrar, shall cancel or cause to be canceled such Certificated Security and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of the same aggregate principal amount at maturity, in accordance with the instructions referred to above. The Company shall advise the Trustee in writing of any certifications, legal opinions or other information required pursuant to clause (5) above.

         Except in connection with sales made pursuant to a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Securities are issued upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend set forth in
Section 202 hereto, or if a request is made to remove such Restricted Securities Legend on Securities, the Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or, with respect to Certificated Securities, that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, upon receipt of a Company Order as set forth in Section 303, shall authenticate and deliver Securities that do not bear the legend.

SECTION 305. Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee, upon receipt of a Company Order as set forth in Section 303, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities (as conclusively evidenced by its execution of such Securities). Without unreasonable delay, the Company shall prepare and execute and the Trustee, upon receipt of a Company Order as set forth in Section 303, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and, upon receipt of a Company Order as set forth in Section 303, the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or a Responsible Officer of the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, upon receipt of a Company Order as set forth in Section 303, shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. The Trustee may charge the Company for the Trustee's expenses in replacing such Security.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Payment of interest on the Securities shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's address as such address shall appear on the Security Register.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company in writing to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         In the case of any Security which is converted at the option of the Holder after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable in cash on such Interest Payment Date notwithstanding such conversion at the option of the Holder, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted at the option of the Holder, interest accrued on such Security through the date prior to the date fixed for conversion shall be payable upon conversion in cash or, at the election of the Holder, in shares of Common Stock. The shares of Common Stock to be delivered upon conversion (if elected by such Holder) shall have been registered for resale pursuant to the Registration Rights Agreements; provided, that, if such shares are not so registered as of the date of conversion, the Company shall use its best efforts to cause such shares to be registered for resale pursuant to the Registration Rights Agreements or to otherwise become freely transferable in a public resale as soon as possible after conversion.

Section 308. Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 309. Cancellation.

         All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to, and promptly canceled by, the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

Section 310. Computation of Interest.

         Interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. CUSIP Number.

         The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption, repurchase or exchange as a convenience to holders of Securities; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP number.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except that the Company's obligations under Sections 607 and 402 hereof shall survive), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; (B) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (C) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 402. Repayment to Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, or interest on, the Securities that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed by first-class mail to each Holder entitled thereto at such Holder's last known address no less than 30 days prior to such payment. The Company and the Trustee shall have no further liability or obligation to advise Holders. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Company for payment as unsecured general creditors unless any applicable abandoned property law designates another person.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body);

                  (1) default in the payment of the principal of or premium, if any, on any Security at its Maturity, whether or not such payment is prohibited by the provisions of Article Twelve; or

                  (2) default in the payment of any interest on any Security when it becomes due and payable, whether or not such payment is prohibited by the provisions of Article Twelve, and continuance of such default for a period of 30 days; or

                  (3) failure to provide timely notice of a Repurchase Event as required in accordance with the provisions of Article Fourteen; or

                  (4) default in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor in accordance with the provisions of Article Fourteen, whether or not such payment is prohibited by the provisions of Article Twelve; or

                  (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 % in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (6) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of indebtedness aggregating in excess of $5,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness aggregating in excess of $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (8) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action.

         Upon receipt by the Trustee of any Notice of Default pursuant to subparagraph (5) or (6) this Section 501, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such Notice of Default, which record date shall be the close of business on the day the Trustee receives such Notice of Default. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, however, that unless such Notice of Default shall have become effective by virtue of the Holders of the requisite principal amount of

Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such Notice of Default shall automatically and without any action by any Person be canceled and of no further force or effect.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than as specified in subparagraph (7) or (8) of Section 501) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the principal of, premium, if any, and interest accrued on the Securities to the date of declaration shall become immediately due and payable. If an Event of Default specified in subparagraph (7) or (8) of Section 501 occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A)      all overdue interest on all Securities,

                           (B) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                           (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

                           (D) all sums paid or advanced by the Trustee and each predecessor Trustee, their respective agents and counsel hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee, their respective agents and counsel and any other amounts due the Trustee or any predecessor Trustee under
                  Section 607; and

                  (2) all Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

                  Upon receipt by the Trustee of any declaration of acceleration, or any rescission and annulment of any such declaration, pursuant to this Section 502, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such declaration, or rescission and annulment, as the case may be, which record date shall be the close of business on the day the Trustee receives such declaration, or rescission and annulment, as the case may be. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration, or rescission and annulment, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such declaration, or rescission and annulment, as the case may be, shall automatically and without any action by any Person be canceled and of no further force or effect.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

                  (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee, their respective agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 607.

         If the Company fails to pay such amounts, the Trustee, in its own name and as trustee of an express trust may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute any such proceeding to judgment or final decree, and may enforce the same against the Company (or any other obligor upon such Securities) and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company (or any other obligor upon such Securities), wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have the claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it and each predecessor Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee and their respective agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 607.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee and their respective agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To payment of all amounts due the Trustee under Section 607;

                  SECOND: Subject to Article Twelve, to the holders of Senior Indebtedness;

                  THIRD: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

                  FOURTH: The balance, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 507. Limitation on Suits.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and
             Interest and to Convert.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of a repurchase pursuant to Article Fourteen (unless such repurchase requirement has been waived as provided in Article Fourteen), on the Repurchase Date) and to convert such Security in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

         The Holders of at least a majority in principal amount of the Outstanding Securities, together with a minimum of two Holders that are not Affiliates of each other, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided, that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

                  (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the action so directed would involve the Trustee in personal liability or would be unduly prejudicial to Holders not joining in such direction.

         Upon receipt by the Trustee of any such direction, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, however, that unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be canceled and of no further force or effect.

SECTION 513. Waiver of Past Defaults.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                  (1) in the payment of the principal of or premium, if any, or interest on any Security, or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the

Company, in any suit instituted by the Trustee, a suit by a Holder pursuant to
Section 508, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

         The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act for securities issued pursuant to indentures qualified thereunder. Except as otherwise provided herein, notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability or risk in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. The Trustee shall not be liable (x) for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or (y) with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture. Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred: (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and in the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and in the Trust Indenture Act, and no implied covenants or obligations shall be read in to this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; but in the case of any such statements, certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

SECTION 602. Notice of Defaults.

         The Trustee shall give the Holders notice of any default hereunder known to it as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the Trustee has knowledge thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. For purposes of Section 502, Section 601 and this Section 602, the Trustee shall not be deemed to have knowledge of a default or an Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof, or unless written notice of any event which is a default or an Event of Default is received by the Trustee and such notice references the Securities or this Indenture.

SECTION 603. Certain Rights of Trustee.

         Subject to the provisions of Section 601:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 102, and the Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith and without gross negligence in reliance on such certificate or opinion;

                  (g) the Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (i) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (j) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (k) the Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

         Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder.

SECTION 607. Compensation and Reimbursement.

         The Company agrees:

                  (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (including its services as Security Registrar or Paying Agent, if so appointed by the Company) as may be mutually agreed upon in writing by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in connection with the performance of its duties under any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and all other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee and each predecessor Trustee and each of their respective officers, directors, employees, attorneys-in-fact and agents (each an "indemnitee") for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the offer and sale of the securities and the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder (including its services as Security Registrar or Paying Agent, if so appointed by the Company), including enforcement of this
         Section 607 and including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company shall defend any claim or threatened claim asserted against an indemnitee for which it may seek indemnity, and the indemnitee shall cooperate in the defense unless, in the reasonable opinion of the indemnitee's counsel, the indemnitee has an interest adverse to the Company or a potential conflict of interest exists between the indemnitee and the Company, in which case the indemnitee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall only be responsible for the reasonable fees and expenses of one law firm (in addition to local counsel) in any one action or separate substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, such law firm to be designated by the indemnitee.

         As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such prior lien. The obligations of the Company under this Section to compensate and indemnify the Trustee and any predecessor Trustee and each of their respective officers, directors, employees, attorneys-in- fact and agents and to pay or reimburse the Trustee and any predecessor Trustee for expenses, disbursements and advances, and any other amounts due the Trustee or any predecessor Trustee under Section 607, shall constitute an additional obligation hereunder and shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as Security Registrar or Paying Agent, if so appointed by the Company) after an Event of Default specified in Section 501(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar federal or state law to the extent provided in
Section 503(b)(5) of Title 11 of the United States Code, as now or hereafter in effect.

SECTION 608. Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609. Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such and (ii) has (or, in the case of a corporation included in a bank holding company system, whose related bank holding company has) a combined capacity and surplus of at least $50,000,000. If such Person publishes reports of conditions at least annually, pursuant to law or to the requirements of a Federal or state supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to the Company.

                  (d)      If at any time:

                           (1)      the Trustee shall fail to comply with
                  Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for the last six months, or

                           (2)      the Trustee shall cease to be eligible under
                  Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and such successor Trustee shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611 become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of such claims against the Company (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent

         The Trustee may appoint an Authenticating Agent or Agents acceptable to and at the expense of the Company which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment under this Section shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible to act as such under the provisions of this Section.

         Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee that it is eligible for appointment as Authenticating Agent under this Section and to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including among other things the duties to authenticate Securities when presented to it in connection with the original issuance and with exchanges, registrations of transfer or redemptions or conversions thereof or pursuant to Section 306; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section. Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

         The Trustee shall not be liable for any act or any failure of the Authenticating Agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities described in the within- mentioned Indenture.

                              [               ]
                              As Trustee

                              By _______________________
                              As Authenticating Agent

                              By _______________________
                              Authorized Officer

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee

                  (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Notwithstanding the foregoing, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

SECTION 702. Preservation of Information; Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act or otherwise in accordance with this Indenture.

SECTION 703. Reports by Trustee.

                  (a) Not later than 60 days following each May 15 the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

         The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, limited liability company partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1312;

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

                  (3) such consolidation, merger, conveyance, transfer or lease does not adversely affect the validity or enforceability of the Securities; and

                  (4) the Company or the successor Person has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with
Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to cause this Indenture to be qualified under the Trust Indenture Act; or

                  (2) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities in each case in accordance with the terms of this Indenture; or

                  (3) to add to the covenants of the Company for the benefit of the Holders or an additional Event of Default, or to surrender any right or power conferred herein or in the Securities upon the Company; or

                  (4)      to secure the Securities; or

                  (5) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1312; or

                  (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

                  (7) to cure any ambiguity, to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein or in the Securities, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, however, that any such action pursuant to this Clause (7) shall not adversely affect the interests of the Holders in any material respect and the Trustee may rely upon an Opinion of Counsel to that effect.

SECTION 902. Supplemental Indentures With Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, together with the consent of a minimum of two Holders that are not Affiliates of each other, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or increase the Conversion Price or otherwise adversely affect the right to convert any Security as provided in Article Thirteen (except as permitted by Section 901(5)), or modify the provisions of this Indenture with respect to the subordination of the Securities, in a manner adverse to the Holders, or

                  (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

                  (3)      make any change in Section 513, Section 508 or
         Section 902 hereof (including this sentence), or

                  (4)      modify any of the provisions of this Section or
         Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this Clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of
         Section 901(6).

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and, upon receipt of a Company Order as set forth in
Section 303, authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907. Notice of Supplemental Indenture.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay the principal of and premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

         The Company will maintain in New York, New York an office or agency (which may be a drop facility) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, where Securities may be surrendered for exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of and premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, on or prior to 11:00 a.m. (New York City time) on each due date of the principal of and premium, if any, or interest on any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal and any premium and interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act and this Indenture applicable to it as a Paying Agent and hold all sums held by it for the payment of principal of or any premium or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (ii) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities; and (iii) at any time during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities, and account for any funds disbursed.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement by Officers as to Default.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005. No Additional Indebtedness Senior to the Securities and Junior to Senior Indebtedness.

         The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Securities.

SECTION 1006. No Amendment of Subordination Provisions in Existing Senior Subordinated Debentures.

         Without the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding together with the consent of a minimum of two Holders that are not Affiliates of each other, the Company will not amend, modify or alter the Indenture dated as of August 1, 1997 (the "2004 Indenture") with respect to the 8.0% Convertible Senior Subordinated Debentures due 2004 (the "2004 Debentures") in any way to:

                           (1) increase the rate of or change the time for payment of interest on the 2004 Debentures;

                           (2) increase the principal of or advance the final maturity date of the 2004 Debentures;

                           (3) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any of the 2004 Debentures; or

                           (4) amend the provisions of Article 12 of the 2004 Indenture (which relate to subordination).

SECTION 1007. Dividends.

         Until the date when all Outstanding Securities have been converted into Common Stock, the Company will not, directly or indirectly, declare or pay any cash dividend or make any other cash payment or distribution, on account of the Common Stock or to the direct or indirect holders of Common Stock in their capacity as such.

SECTION 1008. Existence.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and the existence, rights (charter and statutory) and franchises of each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1009. Maintenance of Properties.

         The Company will cause all buildings and equipment owned by it to be maintained and kept in such condition, repair and working order as in the judgment of the Company may be necessary in the interest of its business and that of its Subsidiaries; provided, however, that nothing in this Section shall prevent the Company from selling, abandoning or otherwise disposing of, or discontinuing the operation or maintenance of, any of such properties if such action is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and in compliance with Article Eight.

SECTION 1010. Payment of Taxes.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1011. Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1007 to 1009 inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 1012. Transactions with Insiders.

         (a) The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any officer, employee or director of the Company (collectively, "Covered Persons"), or any Person in which a Covered Person owns, of record or beneficially, in excess of a 5% equity interest (each an "Insider Transaction"), unless:

                  (1) such Insider Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

                  (2)      the Company delivers to the Trustee:

                                    (A)      with respect to any Insider
                           Transaction or series of related Insider Transactions involving aggregate consideration in excess of $250,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Insider Transaction complies with clause (1) of this Section 1012(a) and that such Insider Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                                    (B)      with respect to any Insider
                           Transaction or series of related Insider Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Insider Transaction from a financial point of view issued by a qualified accounting, appraisal or investment banking firm of national or regional standing.

         (b) The following items will not be deemed to be Insider Transactions and, therefore, will not be subject to the provisions of Section 1012(a):

                  (1) any salary, bonus or other customary compensation arrangement, any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its subsidiaries in the ordinary course of business;

                  (2) payment of reasonable directors' fees to Persons who are not executive officers or employees of the Company or any of its Subsidiaries; and

                  (3) payments pursuant to Insider Transaction agreements or arrangements entered into prior to November 10, 2003.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101. Right of Redemption.

         The Securities may be redeemed by the Company in accordance with the provisions specified in the form of Security set forth in Section 203 of this Indenture.

SECTION 1102. Applicability of Article.

         Redemption of Securities at the election of the Company as permitted by any provision of this Indenture shall be made in accordance with such provision and this Article.

SECTION 1103. Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104. In case of any redemption at the election of the Company of all of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

SECTION 1104. Selection by Trustee of Securities to be Redeemed.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or pro rata or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

         If any Security selected for partial redemption is converted in part, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Security is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Security.

         The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105. Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to the Trustee and to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

         All notices of redemption shall state:

                  (a)      the Redemption Date,

                  (b)      the Redemption Price,

                  (c) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

                  (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that (unless the Company shall default in payment of the Redemption Price) interest thereon will cease to accrue on and after said date,

                  (e) the Conversion Price, the date on which the right to convert the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

                  (f) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request received by the Trustee at least 45 days prior to the Redemption Date, by the Trustee in the name and at the expense of the Company.

SECTION 1106. Deposit of Redemption Price.

         At or prior to 9:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

         If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in
Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1107. Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108. Securities Redeemed in Part.

         Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company maintained for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall, upon receipt of a Company Order as set forth in Section 303, authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                           SUBORDINATION OF SECURITIES

SECTION 1201. Securities Subordinated to Senior Indebtedness.

         The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, at all times and in all respects, the indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. The Company and the Trustee acknowledge and agree that the Securities will be senior subordinated indebtedness of the Company ranking pari passu with all existing and future senior subordinated indebtedness of the Company (including the 2004 Debentures) and senior to all existing and future Subordinated Indebtedness.

SECTION 1202. Payment Over of Proceeds Upon Dissolution, Etc.

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to a substantial part of its assets, or (b) any proceeding for the liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefits of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness; or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or premium, if any, or interest on the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or such Holder, as the case may be, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, general assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1203. Prior Payment to Senior Indebtedness upon Acceleration of Securities.

         In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of or premium, if any, or interest on the Securities or on account of the purchase or other acquisition of Securities.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or such Holder, as the case may be, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

SECTION 1204. No Payment When Senior Indebtedness in Default.

                  (a) In the event and during the continuation of any default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of the principal of or premium, if any, or interest on the Securities or on account of the purchase or other acquisition of Securities.

                  In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or such Holder, as the case may be, then and in such event such payment shall be paid over and delivered forthwith to the Company.

                  The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

SECTION 1205. Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, general assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203 or 1204, from making payments at any time of principal of and premium, if any, or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of and premium, if any, or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 1206. Subrogation to Rights of Holders of Senior Indebtedness.

         Subject to the payment in full of all amounts due on or in respect of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 1207. Provisions Solely to Define Relative Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1208. Trustee to Effectuate Subordination.

         Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1209. No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1210. Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least four Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within four Business Days prior to such date.

         Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1211. Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1212. Trustee Not Fiduciary for Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee.

SECTION 1213. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1214. Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1214 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1215. Certain Conversions Deemed Payment.

         For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Thirteen shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any class of capital stock of the Company and
(b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article Thirteen.

SECTION 1216. No Suspension of Remedies.

         Nothing contained in this Article shall limit the right of the Trustee or the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to the provisions described under Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                                ARTICLE THIRTEEN

                            CONVERSION OF SECURITIES

SECTION 1301. Conversion Privilege and Conversion Price.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which equals $1,000 or any integral multiple thereof may be converted at any time on or after the date hereof and before the close of business on ________, 2009, or with respect to any Security or any portion thereof called for redemption, until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the second Business Day preceding the Redemption Date, into the number of fully paid and nonassessable whole shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the date of conversion.

         The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $3.20 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f) and (i) of
Section 1304 and paragraphs (a), (b), (d), (f), (i) and (j) of Section 1305.

SECTION 1302. Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any Security shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained pursuant to
Section 1002, accompanied by written notice to the Company in the form provided in the Security (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Except for the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and prior to such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), upon conversion, such Holder shall be entitled to receive, at the election of such Holder, cash or shares of Common Stock, on account of any interest accrued on such Security through the date prior to the date fixed for conversion. If such Holder elects to receive Common Stock upon conversion as set forth above, the shares of Common Stock will be valued at the VWAP per share of the Common Stock for the five Trading Days immediately prior to the date that the Holder has delivered to the Company its notice of election to convert as provided for in Section 1302 of the Indenture. The shares of Common Stock to be delivered upon conversion (if elected by such Holder) shall have been registered for resale pursuant to the Registration Rights Agreements; provided, that, if such shares are not so registered as of the date of conversion, the Company shall use its best efforts to cause such shares to be registered for resale pursuant to the Registration Rights Agreements or to otherwise be freely transferable in a public resale as soon as possible after conversion.

         Securities shall be deemed to have been converted immediately prior to the close of business on the day such written notice of conversion is received by the Company (which such notice may be provided via facsimile) in accordance with the foregoing provisions (provided that the Holder surrenders such Security within a reasonable time thereafter), and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1303.

         In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall, upon receipt of a Company Order as set forth in Section 303, authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

SECTION 1303. Fractions of Shares.

         No fractional share of Common Stock shall be issued upon optional conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) at the close of business on the day of conversion (or, if such day is not a Trading Day (as hereafter defined), on the Trading Day immediately preceding such day).

SECTION 1304. Adjustment of Conversion Price.

                  (a) In case the Company shall pay or make a dividend or other distribution on the Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (b) Subject to paragraph (g) of this Section, in case the Company shall pay or make a dividend or other distribution on the Common Stock consisting exclusively of, or shall otherwise issue to all holders of the Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Applicable Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Applicable Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

                  (d) Subject to the last sentence of this paragraph (d) and to paragraph (g) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of the Common Stock evidences of its indebtedness, shares of any class of its capital stock or other assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution referred to in paragraph (a) of this Section), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the fair market value (as determined in accordance with the Valuation Procedure) on such date of the portion of the evidences of indebtedness, shares of capital stock and other assets to be distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock, such rights or warrants or such convertible or exchangeable securities (making any Conversion Price reduction required by this paragraph (d)) immediately followed by (y) in the case of such shares of Common Stock or such rights or warrants, a dividend or distribution thereof (making any further Conversion Price reduction required by paragraph (a) and (b) of this Section, except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of

Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further Conversion Price reduction required by paragraph
(a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section).

                  (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of the Common Stock cash (excluding any cash that is distributed as part of a distribution resulting in an adjustment pursuant to paragraph (d) of this Section or in connection with a transaction to which Section 1312 applies) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of the Common Stock of cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no Conversion Price adjustment pursuant to this paragraph (e) has been made previously and
(ii) the aggregate of any cash plus the fair market value (as determined in accordance with the Valuation Procedure) as of such date of determination of consideration payable in respect of any tender offer by the Company or a Subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding such date of determination and in respect of which no Conversion Price adjustment pursuant to paragraph (f) of this Section has been made previously, exceeds 10% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) on such date of determination times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the amount of cash to be distributed at such time applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date.

                  (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined in accordance with the Valuation Procedure) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in accordance with the Valuation Procedure) as of the Expiration Time of the other consideration paid in respect of any other tender offer by the Company or a Subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no Conversion Price adjustment pursuant to this paragraph (f) has been made previously and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no Conversion Price adjustment pursuant to paragraph (e) of this Section has been made previously, exceeds 10% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (x) the product of the Current Market Price (determined as provided in paragraph (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus (y) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders upon consummation of such tender offer and the denominator shall be the product of (A) such Current Market Price times (B) such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender offer (the "Purchased Shares"), such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, however, that if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this paragraph (f) shall, pending such final determination, be made based upon the preliminarily announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this paragraph
(f) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

                  (g) The reclassification of Common Stock into securities which include securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1312 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to such distribution" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section).

         Rights or warrants issued by the Company to all holders of the Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this
Section 1304 not be deemed issued until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Section 1304 was made, (1) in the case of any such rights or warrant which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         Notwithstanding any other provision of this Section 1304 to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholder rights plan) shall be deemed not to have been distributed for purposes of this Section 1304 if the Company makes proper provision so that each holder of Securities who converts a Security (or any portion thereof) after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversions, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Security into Common Stock.

                  (h) For the purpose of any computation under this paragraph, paragraphs (b), (d) and (e) of this Section and for any computation under Section 1305, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b),
(c), (d), (e) or (f) above or under Section 1305 below occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above or under Section 1305 below occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in accordance with the Valuation Procedure) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (f) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of
(i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above or under Section 1305 below occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market's National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market and the term "`ex' date," (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended).

                  (i) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b), (c),
(d), (e) and (f) of this Section, as it considers to be advisable (as evidenced by a Board Resolution) in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                  (j) No adjustment in the Conversion Price shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (j) or Section 1305(g)) would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (k) Notwithstanding any other provision of this Section 1304, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

SECTION 1305. Sale of Shares Below Applicable Price.

          [Final provisions to be consistent with final ATSB documents]

                  (a) If at any time or from time to time after the date hereof, the Company issues or sells, or is deemed by the express provisions of this Section 1305 to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 1304 above, for an Effective Price (as defined below) less than the Applicable Price (such issue, a "Qualifying Dilutive Issuance"), then and in each such case, the then effective Exercise Price shall be reduced, effective as of the opening of business on the date of such issue or sale (or if earlier, the date on which a binding agreement providing for such issue or sale was entered into), to a price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction:

                           (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of the class of Common Stock being issued or sold or deemed to be issued or sold which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or deemed to be so issued would purchase at the Applicable Price, and

                           (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued or deemed to be so issued.

                  (b)      For the purpose of the adjustment required under this
Section 1305, if the Company issues or sells (x) stock or other securities convertible into shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities"), or (y) rights, options or warrants for the purchase of shares of Common Stock or Convertible Securities, and if the Effective Price of such shares of Common Stock is less than the Applicable Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights, options or warrants or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as aggregate consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance or sale of such rights, options or warrants or Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the exercise or conversion of such rights, options or warrants or Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that:

                           (i) subject to paragraph (d) below, if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; and

                           (ii) if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities.

                  No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options, warrants or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock upon the exercise of any such rights, options or warrants or the conversion of any such Convertible Securities. If any such rights, options or warrants or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options, or warrants or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis of only the shares of Common Stock, if any, actually issued or sold on the exercise or conversion of such rights, options, warrants or Convertible Securities, and on the basis that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise or conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities), plus the consideration, if any, actually received by the Company for the issue or sale of all such rights, options, warrants and Convertible Securities, whether or not exercised, provided that (i) such readjustment shall not apply to prior exercises of the conversion privilege pursuant to this Indenture and (ii) that no such readjustment shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made, in respect to the issuance, sale or grant of such rights, options, warrants or Convertible Securities.

                  (c) For the purpose of making any adjustment to the Conversion Price required under this Section 1305, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 1305 (including shares of Common Stock subsequently reacquired or retired by the Company), other than any Excluded Issuance.

                  The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 1305, into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 1305, for such Additional Shares of Common Stock.

                  (d) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the "First Dilutive

Issuance"), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance (a "Subsequent Dilutive Issuance") pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the Conversion Price shall be reduced to the Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

                  (e) Stock Dividends and Stock Subdivisions. Any additional shares of Common Stock issued or deemed to have been issued pursuant to any stock dividend or stock subdivision shall be deemed to have been issued for no consideration.

                  (f) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b), (d), (i) and (j) of this Section, as it considers to be advisable (as evidenced by a Board Resolution) in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                  (g) De Minimis Adjustments. No adjustment pursuant to this Section 1305 hereof shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (g) or Section 1304(j)) would require an increase or decrease of at least 1% of the Conversion Price then subject to adjustment; provided, however, that any adjustments that are not made by reason of this Section 1305(g) shall be carried forward and taken into account in any subsequent adjustment.

                  (h) Notwithstanding any other provision of this Section 1305, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

                  (i) Other Dilutive Events. If any event or occurrence shall occur as to which the provisions of this Section 1305 are not strictly applicable but as to which the failure to make any adjustment to the Conversion Price and/or the number of shares or other assets or property subject to the Securities would adversely affect the conversion rights or value represented by the Securities in accordance with the essential intent and principles of this
Section 1305, including any issuance of Participating Securities, then, in each such case, the Company shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 1305, necessary to preserve, without dilution, the conversion rights represented by the Securities. If such determination involves or is based on a determination of the value of any securities or other assets or property, such determination shall be made in accordance with the Valuation Procedure.

                  (j)      General Adjustment Provisions.

                           (i) Notwithstanding anything to the contrary contained in this Indenture, no adjustments to the Conversion Price or the number of shares of Common Stock issuable upon conversion of the Securities shall be made solely as a result of any Excluded Issuance.

                           (ii) In any case in which this Section 1305 shall require that an adjustment be made retroactively immediately following a Record Date, the Company may elect to defer (but only until five (5) Business Days following the mailing by the Company to the Holder of the certificate as required by
                  Section 1306) issuing to the Holder, in the event of any conversion of any Securities after such Record Date, the shares of the Common Stock issuable upon such conversion in excess of the shares of Common Stock issuable upon such conversion prior to such adjustment, if any.

                           (iii) The provisions and adjustments provided for in this Section 1305 shall apply to successive events or occurrences of the types described in this Section 1305.

                           (iv) For the purpose of making any adjustment required under this Section 1305 that requires a determination of the aggregate consideration received by the Company for any sale, issue or distribution of securities, the aggregate consideration received by the Company shall equal the sum of:
                  (i) to the extent it consists of cash, the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, and (ii) to the extent it consists of property or assets other than cash, the fair market value of the property or assets as determined in accordance with the Valuation Procedure.

SECTION 1306. Notice of Adjustments of Conversion Price.

         Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted Conversion Price in accordance with Section 1304 or Section 1305, as applicable, and shall prepare an Officers' Certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

SECTION 1307. Notice of Certain Corporate Action.

         In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a Conversion Price adjustment pursuant to paragraph (e) of
         Section 1304; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding shares of capital stock or option for capital stock issued pursuant to a benefit plan for employees, officers or directors of the Company); or

                  (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed (with a copy to the Trustee) at each office or agency maintained pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 21 days (or 11 days in any case specified in clause
(a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this
Section 1307.

SECTION 1308. Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities. Shares of Common Stock issuable upon conversion of outstanding Securities shall be issued out of the Common Stock held in Treasury to the extent available.

SECTION 1309. Taxes on Conversions.

         The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 1310. Covenant as to Common Stock.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1309, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 1311. Cancellation of Converted Securities.

         All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

SECTION 1312. Effect of Consolidation, Merger or Sale of Assets.

         In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1301, to convert such Security only into the kind and amount of securities, cash and other property, if any, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the

Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 1313. Trustee's Disclaimer.

         The Trustee has no duty to determine when an adjustment under this
Article 13 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1306. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 13.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 1312, but shall be entitled to receive and may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, an Officers' Certificate with respect thereto.

                                ARTICLE FOURTEEN

                           RIGHT TO REQUIRE REPURCHASE

SECTION 1401. Right to Require Repurchase.

                  (a) In the event that there shall occur a Repurchase Event (as defined in SECTION 1406), then (subject to the provisions of paragraph
(b) of this Section 1401) each Holder shall have the right, at such Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall, subject to the provisions of Section 1203, purchase, all or any part of such Holder's Securities on the date (the "Repurchase Date") that is 60 days after the date the Company gives notice of the Repurchase Event as contemplated in SECTION 1402(a) at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. The obligation of the Company to purchase Securities as provided in this Article Fourteen is referred to as the "Repurchase Obligation."

                  (b) Anything herein to the contrary notwithstanding, the Holders of a majority in aggregate principal amount of the Securities then Outstanding, together with a minimum of two Holders that are not Affiliates of each other, shall have the right to waive the Repurchase Obligation with respect to any Repurchase Event by giving written notice thereof to the Company prior to the Repurchase Date. If the Repurchase Obligation is waived as provided in the immediately preceding sentence, the Holders shall have no right to require the Company to purchase, and the Company shall have no obligation to purchase, any of the Securities as a result of the applicable Repurchase Event.

SECTION 1402. Notice; Method of Exercising Repurchase Right.

                  (a) On or before the 60th day after the occurrence of a Repurchase Event, the Company, or upon Company request received by the Trustee at least 45 days prior to the Repurchase Date, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each Holder of the Securities at such Holder's address appearing in the Security Register. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

         Each notice of a repurchase right shall state:

                  (1) the event constituting the Repurchase Event and the date thereof,

                  (2)      the Repurchase Date,

                  (3) the date by which the repurchase right must be exercised,

                  (4)      the Repurchase Price, and

                  (5) the instructions a Holder must follow to exercise a repurchase right.

         No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Trustee shall have no obligation to determine if there shall have occurred a Repurchase Event.

                  (b) To exercise a repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (a) above) and to the Trustee on or before the close of business on the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Security or Securities (or portion of a Security) to be repurchased, and a statement that an election to exercise the repurchased right is being made thereby, and (ii) the Security or Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable.

                  (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall on the Repurchase Date pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Security or Securities as to which the repurchase right had been exercised. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and deliver to the Trustee and the Trustee shall, upon receipt of a Company Order as set forth in Section 303, authenticate for issuance in the name of the Holder a new Security or Securities in the aggregate principal amount of the unrepurchased portion of such surrendered security.

SECTION 1403. Deposit of Repurchase Price.

         On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Repurchase Price of the Securities which are to be repaid on the Repurchase Date.

SECTION 1404. Securities Not Repurchased on Repurchase Date.

         If any Security surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate per annum borne by such Security.

SECTION 1405. Securities Repurchased in Part.

         Any Security which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall, upon receipt of a Company Order as set forth in Section 303, authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

SECTION 1406. Certain Definitions.

         For purposes of this Article:

                  (a) A "Repurchase Event" shall have occurred upon the occurrence of (i) a Change in Control or (ii) Termination of Trading, in each case after the date of this Indenture and on or prior to the earlier of final Maturity or the redemption of all Outstanding Securities.

                  (b)      A "Change in Control" shall occur when:

                           (i) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons;

                           (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, except in the case of (A) and
                  (B), a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock immediately before such transaction;

                           (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;

                           (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                           (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution;

provided, however, that a Change in Control shall not be deemed to have occurred if either (a) the closing price per share of the Common Stock for any 10 Trading Days within the period of 20 consecutive Trading Days ending immediately before the Change in Control (in the case of clauses (i), (ii), (iv) and (v) above, or after the later of any such Change of Control under clause (iii) above or the public announcement of such Change of Control) shall equal or exceed 110% of the Conversion Price in effect on each such Trading Day, or (b) (i) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Debentures become convertible solely into such Publicly Traded Securities and (ii) the consideration in the transaction or transactions constituting the Change in Control consists of cash, Publicly Traded Securities or a combination of cash and Publicly Traded Securities with an aggregate fair market value (which, in the case of Publicly Traded Securities, shall be equal to the average closing price of such Publicly Traded Securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction or transactions constituting the Change in Control) of at least 110% of the Conversion Price in effect on the date immediately preceding the date of consummation of such Change in Control.

                  (c) A "Termination of Trading" shall occur if the Common Stock (or other common stock into which the Securities are then convertible) (i) is not listed for trading on a U.S. national securities exchange (which shall be either the New York Stock Exchange or the American Stock Exchange) or (ii) is not approved for trading on either the Nasdaq National Market or the Nasdaq SmallCap Market (together "Qualified Nasdaq Systems"); provided, however, that no Termination of Trading shall be deemed to have occurred under this clause
(ii) if such Common Stock (or other common stock into which the Securities are then convertible) is not listed on a Qualified Nasdaq System if, and for so long as, (A) the Common Stock (or other common stock into which the Securities are then convertible) is included for quotation on the OTC Bulletin Board or any successor to the OTC Bulletin Board with comparable or better functionality, including the reporting of trading prices and quotations, (B) the Company continues to timely file with the Commission all periodic and other reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and (C) the Company continues to voluntarily comply with all qualitative listing requirements for securities listed on the Nasdaq SmallCap Market (including, without limitation, Rule 4350 of the NASD, Inc. Manual).

         This instrument may be executed in any number of counterparts, each of which when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             WORLD AIRWAYS, INC.

                                             By ________________________________
                                             Name:
                                             Title:

Attest:

________________________________
Name:
Title:

                                             [             ], as Trustee

                                             By ________________________________
                                             Name:
                                             Title:

Attest:

________________________________
Name:
Title:

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of __________, 2003, is by and between World Airways, Inc., a Delaware corporation (the "Company") and the person signatory and listed on Annex A hereto (the "Investor").

                                    RECITALS

         A. Simultaneously with the execution of this Agreement, the Company will enter into registration rights agreements (the "Other Registration Rights Agreements") identical to this Agreement with the other Investors as signatories to such agreements (the "Other Investors" and, together with the Investor hereunder, the "Investors").

         B. The Company proposes to issue to the Investors $25,545,000 aggregate principal amount of its 8% Convertible Senior Subordinated Debentures due 2009 (the "Initial Securities") upon the terms set forth in those certain Purchase Agreements, each dated as of __________, 2003, by and between the Company and the Investors (the "Purchase Agreements"); and

         C. The Initial Securities will be convertible into shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") at the conversion price set forth in, and will be issued pursuant to, an Indenture, dated as of ___________, 2003 (the "Indenture"), between the Company and a nationally recognized bank or trust company to be selected by the Company, as trustee (the "Trustee").

                                    AGREEMENT

         NOW, THEREFORE, in accordance with the provisions of the Purchase Agreements, the Company agrees to provide for the benefit of (i) the Investor, for as long as they own any Securities (as defined below) and (ii) the holders of the Initial Securities and the Common Stock issuable upon conversion of the Initial Securities (collectively, the "Securities") from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the forgoing a "Holder" and collectively the "Holders"), as follows:

         1. Shelf Registration. (a) The Company shall prepare and, as promptly as practicable after the date hereof, file with the Securities and Exchange Commission (the "Commission") and thereafter use its best efforts to cause to be declared effective as soon as practicable a registration statement on Form S-3 (the "Shelf Registration Statement") relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Investor) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) the date on which such

Security is distributed to the public pursuant to Rule 144 under the Securities Act or (iii) such Securities shall have ceased to be outstanding.

         (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the "Prospectus") to be lawfully delivered by the Holders of the relevant Securities, from the date of its effectiveness until the later of
(i) such time as no Holder is the "beneficial owner" within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of Securities representing 10% or more of the issued and outstanding Common Stock of the Company and (ii) such time as all of such Securities (A) have been sold pursuant to the Shelf Registration Statement, (B) have become eligible for resale pursuant to Rule 144(k) under the Securities Act or (C) have ceased to be outstanding (such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is (x) required by applicable law or (y) taken by the Company in good faith and contemplated by Section 2(b)(v) below, and the Company thereafter complies with the requirements of Section 2(h).

         (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall use its best efforts to ensure that the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

         (a) The Company shall (i) furnish to the Investor (and its counsel), prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Investor (with respect to any Initial Securities purchased under the Purchase Agreements) is participating in the Shelf Registration Statement, shall use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Investor reasonably may propose; and (ii) include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

         (b) The Company shall give written notice to the Investor and the Holders of the Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

                  (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

         (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

         (f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall use its best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any registration statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

         (h)      Upon the occurrence of any event contemplated by paragraphs
(ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Investor and the Holders in accordance with paragraphs (ii) through
(v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Investor and the Holders shall suspend use of such Prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the earlier of (i) the date when the Investor and the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2(h) and (ii) the effective date of notice by the Company to the Investor and Holders that the Shelf Registration Statement is effective and that no supplement or amendment is required.

         (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Initial Securities and the Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for the Initial Securities, in a form eligible for deposit with The Depository Trust Company.

         (j) The Company will use its best efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities
Act) an earnings statement covering at least twelve months satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder as soon as reasonably practicable.

         (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act") in a timely manner, but in any case not later than the effective date of the Shelf Registration Statement, and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

         (l) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

         (m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other actions, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

         (n) The Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and
(ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Investor, together with the Other Investors, by one counsel designated by and on behalf of the Investors as described in Section 3 hereof.

         (o) The Company, if requested by Holders of a majority in aggregate principal amount of Securities covered by this Agreement and the Other Registration Rights Agreements covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted) or the managing underwriter, if any, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Securities; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Securities, or any agreement of the type referred to in
Section 2(m) hereof; the compliance as to form of the Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion, the absence from the Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Securities Act)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters, if any, of the Securities and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor, if any, a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         (p) The Company will use its best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by this Agreement and the Other Registration Rights Agreements covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted), or by the managing underwriters, if any.

         (q) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

         (r) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

         3. Registration Expenses. (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

                  (i)      all registration and filing fees and expenses;

                  (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

                  (iii) all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

                  (iv) all fees and disbursements of counsel for the Company;

                  (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                  (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

         (b) In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Investor and the Holders of Securities covered by the Shelf Registration Statement, for their portion of the reasonable fees and disbursements of not more than one counsel, designated, collectively, by the Holders of a majority in principal amount of the Securities covered by this Agreement and the Other Registration Rights Agreements that are covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted) to act as counsel for the Holders in connection therewith. Each Holder shall pay all fees and disbursements of its counsel other than as set forth in the preceding sentence and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Securities pursuant to the Shelf Registration Statement.

         4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder (or a person controlling such Holder) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, brokers or dealers participating in the distribution of the Securities, if any, their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

         (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of such persons.

         (c)      Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, also be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         5. Additional Interest Under Certain Circumstances If the Shelf Registration Statement is not filed with the Commission within 60 days after the date hereof, then on the 61st day after the date hereof, and on each date which is 30 days after such date until such time as the Shelf Registration Statement is filed with the Commission, the Company shall make a cash payment to the Holders of the Initial Securities equal to $5 for each $1,000 principal amount of the Initial Securities held. If the Shelf Registration Statement is not declared effective by the Commission within 120 days after the date hereof, then on the 121st day after the date hereof, the Company shall make a cash payment to the Holders of the Initial Securities equal to $10 for each $1,000 principal amount of the Initial Securities held. If the Shelf Registration Statement is not declared effective by the Commission within 180 days after the date hereof, then on the 181st day after the date hereof (or the 5th day after the date on which such Shelf Registration Statement ceases to be effective or usable by the Investor for any reason for any period other than any Permitted Blackout Period (as defined below)) and on each date which is 90 days after any such date, the Company shall make a cash payment to the Holders of the Initial Securities equal to $15 for each $1,000 principal amount of the Initial Securities held, until such time as the Shelf Registration Statement shall be declared effective by the Commission or is otherwise available for use by the Holders to publicly resell the Securities, at which time the Company's obligation to make such cash payments shall cease. No additional interest shall be payable on the Initial Securities due to any delay in having the Shelf Registration Statement declared effective by the Commission.

         "Permitted Blackout Period" means a period (not to be more than two in any period of 365 days) of up to 30 days (whether consecutive or cumulative) resulting from (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and, in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events as required by paragraph 2(h) hereof.

         6. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Section 6 of this Agreement to prospective purchasers of Securities identified to the Company by the Investor upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities, covered by this Agreement and the Other Registration Rights Agreements, to be included in such offering (provided that Holders of Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted).

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         8.       Miscellaneous.

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Investor or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Investor or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof. Except as disclosed on
Schedule 8(b) hereof, no person other than the Holders is entitled to include any securities in the Shelf Registration Statement.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of (i) the Holders of a majority in principal amount of the Securities covered by this Agreement and the Other Registration Rights Agreements, taken as a whole, affected by such amendment, modification, supplement, waiver or consents (provided that Holders of Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted) and
(ii) a minimum of two Holders covered by this Agreement and the Other Registration Rights Agreements that are not "affiliates" of each other within the meaning of the Securities Act; provided, further, that any amendment, modification, supplement, waiver or consent that affects any Holder or Holders under this Agreement or the Other Registration Rights Agreements in a manner different than all other Holders shall require the written consent of such affected Holder. Without the consent of the Investor together with all Other Investors under the Purchase Agreements, then holding Initial Securities, however, no modification may change the provisions relating to the payment of additional interest pursuant to Section 5 hereof.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

                  (2) if to the Investor, at the address provided for the Investor on Annex A hereto or at the most current address given by the Investor to the Company if another address is so given;

                  with a copy to:

                           Latham & Watkins LLP
                           633 West Fifth Street, Suite 4000
                           Los Angeles, CA 90071
                           Attention: Thomas C. Sadler, Esq.

                  (3)      if to the Company, at its address as follows:

                           World Airways, Inc.
                           The HLH Building
                           101 World Drive
                           Peachtree City, Georgia 30269
                           Attention: General Counsel

                  with a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, N.E., Sixteenth Floor
                           Atlanta, GA  30303
                           Attention: Gabriel Dumitrescu, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the next business day, if sent by overnight air courier guaranteeing next day delivery.

         (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Investor, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder, by its acquisition of Securities, shall be deemed to have agreed to the provisions of Section 4(b) hereof.

         (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

         (g) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York.

         (j) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

         (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date above first written.

THE COMPANY:                                WORLD AIRWAYS, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            [INVESTOR]

                                            By: ________________________________
                                                Name:
                                                Title:

                                     ANNEX A

                       PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF       NEW DEBENTURES        OLD DEBENTURES
     INVESTOR               PURCHASED              EXCHANGED               CASH
     --------               ---------              ---------               ----
[Investor]                     $                      $                      $

                     DESCRIPTION OF THE ATSB GUARANTEED LOAN

         On April 23, 2003, the ATSB approved the Company's application for a guarantee for $27.0 million to support a $30.0 million secured term loan the Company is seeking from various commercial lenders. This approval is subject to several conditions, including:

         - all the conditions contained in the Air Transportation Safety and System Stabilization Act and regulations thereunder;

         -        structural and financial enhancements acceptable to the ATSB;

         -        resolution of certain issues involving collateral;

         - receipt by the ATSB of additional compensation in amounts or on terms acceptable to the ATSB;

         - final documents and agreements in form and substance satisfactory to the ATSB; and

         -        satisfactory completion of due diligence by the ATSB.

         The following is a summary of the proposed terms and conditions of the loan agreement and related documents. The following summary is based on current drafts of agreements reflecting negotiations to date.

PRINCIPAL AMOUNT AND MATURITY

         The principal amount of the loan will be $30.0 million and the loan will have a term of five years.

GUARANTEES

         Of the $30.0 million principal amount, $27.0 million will be guaranteed by the ATSB and $3.0 million will be guaranteed by a third party. The ATSB guaranteed portion of the loan is referred to as the tranche A loan and the portion guaranteed by a third party is referred to as the tranche B loan.

INTEREST

         In the absence of a default, the tranche A loan will bear interest at a rate equal to:

         -        the lender's average cost of issuing commercial paper plus
                  0.50%; or

         - in the event the tranche A loan is funded by or assigned to another entity, LIBOR plus 0.60%.

                                  Annex E - 1

         The interest rate on the tranche B loan is expected to be based on LIBOR plus 1.0%.

GUARANTEE FEES

         The Company expects to pay annual guarantee fees of 4.5%, increasing by 0.5% each year, with respect to the outstanding principal amount of the tranche A loan and a guarantee fee with respect to the outstanding principal amount of the tranche B loan in an amount customary for loans of that type.

PAYMENT OF PRINCIPAL

         The $30 million principal amount of the loan will be repaid in three annual installments of $6.0 million each commencing in 2005 and a fourth installment of $12.0 million due in 2008.

SECURITY

         The ATSB guaranteed loan will be secured by all or substantially all properties and assets of the Company.

OPTIONAL PRE-PAYMENTS

         The Company may pre-pay the principal amount of the loan and accrued interest, in whole or in part, in any amounts equal to or greater than the lesser of $1.0 million or 5% of the outstanding principal amount.

MANDATORY PRE-PAYMENTS

         The Company will be required to pre-pay the loan, subject to certain limitations and carve-outs being negotiated, from:

         - the proceeds of future borrowings from other sources and issuance of debt or equity securities;

         -        the proceeds of any significant asset sales; and

         -        the net proceeds from insurance or condemnation.

PRE-PAYMENT AND RELATED OPPORTUNITY COSTS

         In the event the Company makes any optional or mandatory prepayment of the loan, it will be required to:

         - pay the tranche A lenders the amount they are required to pay to the holders of commercial paper, net of investment earnings; and

                                  Annex E - 2

         - compensate the lenders for any costs or expenses incurred as a result of the prepayment.

CHANGE OF CONTROL

         In the event of a change of control of the Company, the ATSB will have the right to require the Company to repay the loan in full. The Company is currently negotiating the definition of change of control.

COVENANTS

         The loan agreement will contain negative covenants that will limit (subject to customary exceptions) the Company's ability to, among other things:

         -        grant liens on the Company's property;

         -        make significant investments;

         -        pay dividends or redeem capital stock;

         -        liquidate, wind up or dissolve;

         -        engage in mergers and similar business combinations;

         -        dispose of assets by merger or otherwise;

         -        engage in certain sale-leaseback transactions;

         -        enter new joint ventures or speculative transactions;

         -        prepay debt; and

         -        enter into any going private transactions.

         In addition, for a specified period, the Company must, among other things, maintain:

         -        a certain level of reserves of cash and cash equivalents; and

         - a number of specified ratios between earnings and indebtedness and earnings and fixed charges.

DESCRIPTION OF THE ATSB WARRANTS

         In connection with the ATSB guarantee, the Company expects to issue to the ATSB a series of warrants to purchase shares of the Company's common stock representing in the aggregate 10% of the Company's equity on a diluted basis to reflect the exercise of such ATSB

                                  Annex E - 3
warrants and the exercise or conversion of all of the Company's other outstanding warrants and convertible securities other than the Company's stock options. The following is a summary description of the proposed terms and provisions of the ATSB warrants and a related registration rights agreement based on the current drafts of the ATSB warrants and related registration rights agreement reflecting negotiations to date.

         We expect the ATSB warrants to consist of the following:

         - warrants to purchase a number of shares of common stock representing 10% of the sum of our shares outstanding as of date certain and the shares subject to such ATSB warrants, exercisable at $0.78 per share for a period of seven years from the date of issuance;

         - warrants to purchase a number of shares of common stock equal to 10% of the sum of the shares issuable upon conversion of the existing debentures not exchanged in the private exchange and the shares subject to such ATSB warrants, exercisable at $8.90 per share until August 26, 2004;

         - warrants to purchase a number of shares of common stock equal to 10% of the sum of the shares issuable upon conversion of the new debentures and the shares subject to such ATSB warrants, exercisable at $3.20 per share commencing on the second anniversary of the date of issuance until August 26, 2009;

         - warrants to purchase a number of shares of common stock, representing 10% of the sum of the shares subject to the existing Boeing warrants and the shares subject to such ATSB warrants, exercisable at $2.50 per share until August 23, 2004, the date of expiration of the Boeing warrants; and

         - warrants to purchase a number of shares of common stock, representing 10% of the sum of the shares subject to the existing ILFC warrants and the shares subject to such ATSB warrants, exercisable at $2.50 per share until March 29, 2005, the date of expiration of the ILFC warrants.

EXERCISE

         The exercise price of the ATSB warrants will be payable at the option of the warrant holder:

         -        in cash or immediately available funds; or

         -        by cancellation of indebtedness.

ADJUSTMENTS

                                  Annex E - 4

         The exercise price of each series of the ATSB warrants and the number of shares of the Company's common stock purchasable upon the exercise of such series of ATSB warrants may be subject to adjustment in certain situations, including, but not limited to:

         - a payment of dividend or distribution of the Company's common stock to the holders of the Company's common stock, a split or other subdivision of the outstanding shares of the Company's common stock, or the combination of the outstanding shares of the Company's common stock into a smaller number shares;

         - the issuance of any rights, options or warrants to holders of the Company's common stock to subscribe for or purchase shares of the Company's common stock or securities convertible into the Company's common stock at a price per share less than the greater of (1) the fair market value of the Company's common stock on the date of such issuance, or (2) the then effective exercise price of the ATSB warrants;

         - the issuance or distribution to holders of the Company's common stock of evidences of the Company's indebtedness, cash or other assets, or shares of any class of capital stock;

         - a tender or exchange offer by the Company (other than an odd lot offer) for its common stock at a price in excess of the market price of its common stock; or

         - the issuance or sale of any shares of the Company's common stock or of any convertible securities, rights, options or warrants to subscribe for or purchase shares of the Company's common stock, other than certain excluded issuances, in each case at an effective purchase price per share less than the greater of (1) the fair market value of the Company's common stock on the date of such issuance, or (2) the then effective exercise price of the ATSB warrants.

REGISTRATION RIGHTS

         The holder of the ATSB warrants will be entitled to:

         - demand registration of all or part of the common stock underlying the ATSB warrants under the Securities Act of 1933 on three separate occasions; and

         - request that the Company includes the common stock underlying the ATSB warrants in any registration statement filed for purposes of a public offering of the Company's common stock or any securities which are convertible into the Company's common stock.

         The Company will be required to use its best efforts to keep any registration statement covering the common stock underlying the ATSB warrants continuously effective by amending and supplementing the registration statement as required by applicable rules and regulations, for a period not to exceed the earlier of (1) 270 days, or (2) the date on which the underlying

                                  Annex E - 5
common stock is sold unless the registration statement relates to securities offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, in which case the Company will keep the registration statement effective until the sale of the common stock is complete.

         The Company will be required to pay all registration expenses, other than any underwriting fees or selling commission, will provide the holder of the ATSB warrants with copies of the related prospectus and take other actions as are required to permit, subject to the foregoing, unrestricted resales of the common stock underlying the ATSB warrants.

                                  Annex E - 6